                      AGREEMENT PERTAINING TO THE OWNERSHIP
                  AND OPERATION OF CNL COMMERCIAL FINANCE, LLC


         THIS AGREEMENT (the "Agreement") is made and entered into as of the 12th day of July, 2000, by and between CNL COMMERCIAL FUNDING, LP, a Delaware limited partnership, formerly a Delaware limited liability company ("Funding"), BYL BANCORP, a California corporation ("BYL"), BYL BANK GROUP ("BYL Bank") and CNL COMMERCIAL FINANCE, LLC, a Delaware limited liability company ("CCF") (Funding, BYL, BYL Bank and CCF are sometimes referred to singly as a "Party" and collectively as the "Parties").

                                    RECITALS:

         BYL Bank, a wholly-owned subsidiary of BYL, originates Small Business Administration ("SBA") guaranteed loans under the SBA's Loan Programs, as well as non-guaranteed small business loans ("SBL" loans) (BYL Bank's SBA and SBL operations are together the "Loan Programs").

         Funding has formed CCF pursuant to the Certificate of Formation which is attached hereto as EXHIBIT A, the primary business of which will be to originate in the State of California and possibly elsewhere, service and securitize SBA and SBL loans. CCF will accomplish this by acquiring from BYL Bank its Loan Programs. BYL Bank will use its best efforts in enabling CCF to obtain SBA accreditation, "Participating Lender" and "PLP" status from the SBA.

         The Parties have executed a Letter of Intent and a Preliminary Summary of Principal Terms dated April 20, 2000 that together summarize the transactions described in this Agreement and the Operating Agreement as defined and identified in Section 1.01.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the Parties hereby agree as follows:

                                    ARTICLE I
                       OWNERSHIP AND CAPITALIZATION OF CCF

         1.01 ADMISSION OF BYL - OWNERSHIP. On the date of this Agreement, BYL shall be admitted as a nonvoting member of CCF by executing and delivering the Operating Agreement for CCF, a copy of which is attached hereto as EXHIBIT B (the "Operating Agreement"), in which the agreement of Funding and BYL concerning the operation of the business and the ongoing business and legal relationships of the members of CCF upon BYL's becoming a member are set forth. Upon BYL's admission as a member, the Membership Interests (as defined in the Operating Agreement) in CCF shall be owned 75% by Funding and 25% by BYL.

         Provided that certain approvals as specified in Section 4.01 are timely obtained, BYL will become a 25% voting member of CCF. If such approvals are not timely obtained, Funding will purchase BYL's entire Membership Interest in CCF as provided for in Section 4.04.

         1.02 CAPITAL CONTRIBUTIONS AND LOAN. Funding has paid or will pay to CCF cash in the amount of $18,750 representing its capital contribution to CCF. BYL has paid cash to CCF the amount of $6,250 representing its capital contribution to CCF. On the date CCF's operations commence (defined in Section 3.03 as the "Commencement Date") as specified in Section 3.02, Funding agrees to contribute to the capital of CCF the sum of $7,481,250, which represents the balance of Funding's $7,500,000 total capital contribution. A portion of Funding's capital contribution (in the amount of $6,000,000) will be funded by a loan from a third party ("Third Party") to Funding. If and when BYL becomes a voting member of CCF pursuant to Section 4.01, BYL shall execute and deliver to CCF its promissory note payable to the order of CCF in the principal amount of $2,493,750 ("the BYL Capital Note") in the form attached hereto as EXHIBIT C, which shall be secured by a security agreement granting a first-priority security interest in BYL's member interest in CCF (the "Security Agreement").

                                   ARTICLE II
                             LOAN PROGRAM PERSONNEL;
                      TRANSFERS OF REAL & PERSONAL PROPERTY

         2.01 HIRING OF EMPLOYEES. To enable CCF to engage in the Loan Programs, BYL will facilitate CCF's hiring on the Commencement Date of approximately 38 full-time persons presently employed by BYL Bank. These employees currently constitute substantially all of BYL Bank's SBA/SBL lending department and will resign from BYL Bank on the Commencement Date. BYL agrees to indemnify and hold CCF and Funding harmless against any claims of any of such persons arising out of or pertaining to their having been employed by BYL Bank. BYL will make a good faith effort to have each of the employees of BYL Bank's SBA/SBL lending department execute a release in the form attached hereto as EXHIBIT F whereby BYL and BYL Bank and their successors and assigns are forever released from any responsibility or obligation, financial or otherwise, pursuant to each of such person's employment or severance agreement and retention bonus agreement, as the case may be, entered into by such person with BYL and or BYL Bank, as applicable. Employees who work in BYL Bank's asset-backed lending program will remain with the bank. Those employees listed in Section 3.01(m) will be offered employment contracts with CCF.

         2.02 SALE OF ASSETS. On the Commencement Date, BYL Bank will sell and transfer to CCF unencumbered marketable title to the assets owned by BYL Bank that are desired by CCF to commence its operations which are comprised of all systems (hardware and such software licenses as can be transferred), furniture, equipment, licenses, equipment leases, permits, etc., which are necessary for CCF to operate the Loan Programs in the same manner and to the same extent as the programs are presently being operated by BYL Bank (the "Assets"). A complete list of the Assets with their corresponding book values and ownership is attached hereto as EXHIBIT D. The Assets do not include any loans held by BYL Bank or software licenses that cannot be transferred to CCF.

         2.03 LEASED PREMISES. On the Commencement Date, BYL Bank will assign or sublease to CCF its entire interest in the leased premises utilized by BYL Bank for its operations located at 26137 La Paz Road and 26161 La Paz Road, Mission Viejo, California 92691, as well as those located at Moonlight Plaza, 345 South Coast Highway 101, M2, Encinitas, California 92024 and HQ Global Workplaces, 1300 Clay Street, Suite 600, Oakland, California 94612 (collectively, the "Leased Premises"). BYL Bank shall use its best efforts to obtain all necessary third-party consents. The Leased Premises shall include the land and the improvements and fixtures of every kind and nature presently situated on, in or about, or hereafter to be installed in, on or about or in connection with the use and operation of the Leased Premises (collectively the "Improvements"), and all equipment and apparatus rights and appurtenances pertaining thereto, including, without limitation, plumbing fixtures and equipment; heating and air conditioning systems and equipment; fire prevention and extinguishing apparatus; central music and public address systems; television cables and antennae; telephone systems, wiring and related equipment; burglar alarms, security systems and access control equipment; shades, awnings, screens, drapes, curtains and blinds; rugs, carpets and other floor coverings; lamps, pictures, paintings and interior design accessories; and all spare parts, tools, materials, and supplies used for the operation, maintenance and repair of the Leased Premises. The Leases under which BYL Bank occupies the Leased Premises are, collectively, the "Leases."

         2.04 COMMENCEMENT ASSETS AND RIGHTS. On the Commencement Date, BYL and BYL Bank, as applicable, will assign and transfer to CCF (i) all books, records, accounts and other documentation and information pertaining to the ownership, operation and servicing of the SBL loans and 1999-1 (as defined herein), (ii) all contracts or agreements relating in any way to the management and operation of the SBL loan program, (iii) all of their interest under the Leases, (iv) all contracts, guaranties, warranties or other agreements relating to the ownership, use or maintenance of the Assets, the Leased Premises or the Improvements, (v) all goodwill and "business value" associated with the SBL loan program, and (vi) the rights, if any, to use any trade names, marks or logos of any kind and any derivation thereof used by BYL Bank with respect to the SBL loan program, not to include, however, the name "Bank of Yorba Linda," a "division of BYL Bank Group" or any similar combination of words, any trade names or logos used by BYL Bank in its other banking businesses (all of the foregoing, collectively, the "SBL Assets");
(vii) the Initial Residual Interest, as defined in Section 3.01(p), in BYL Bank's 1999-1 Securitization ("1999-1"); and (viii) all of BYL and BYL Bank's books, records, accounts, and other documentation and information, contracts and agreements relating in any way to 1999-1 (all of the foregoing including the SBL Assets, collectively, the "Other Assets" and, along with the Assets, collectively, the "Commencement Assets").

         BYL and BYL Bank shall transfer the Initial Residual Interest to CCF free and clear of all liens and encumbrances but without recourse to BYL. CCF will assume any and all obligations and liabilities arising out of or pertaining to the Initial Residual Interest which originate after its transfer to CCF and will indemnify BYL for any costs, liabilities, attorney fees, court costs and expenses pertaining to such obligations and liabilities; provided however, BYL and BYL Bank will remain liable for all obligations relating to the time period through the date of such purchase of the Commencement Assets or SBA Commencement Assets (as defined in Section
4.02 herein), respectively, whether accrued or not, and including but not limited to any federal or state taxes on the taxable income of the REMIC trust related to the 1999-1 securitization and shall remain liable for any breach of any warranty or the falsity or incorrectness of any representation of BYL or BYL Bank contained in this Agreement.

         2.05 PURCHASE PRICE OF COMMENCEMENT ASSETS. The purchase price for the Commencement Assets shall be an amount equal to $3,612,877.43 plus or minus any increase or decrease, respectively, in the book value of the SBL Assets, the Assets and BYL Bank's Initial Residual Interest as set forth in
Section 3.01(p) subsequent to March 31, 2000 through the date of purchase of the Commencement Assets (the "Commencement Assets Purchase Price"). The

Commencement Assets Purchase Price shall also be adjusted based on BYL's book value as of the Commencement Date to reflect any additions or deletions as desired by CCF to EXHIBIT D hereto and shall be determined in accordance with Generally Accepted Accounting Principals ("GAAP"). The purchase of the Commencement Assets shall occur on the Commencement Date as provided in
Section 3.04.

         2.06 PURCHASE PRICE OF SBA COMMENCEMENT ASSETS; PAYMENT. The purchase price for the SBA Commencement Assets shall be $2,430,445.58 plus or minus any increase or decrease, respectively, in the book value of BYL Bank's Second Residual Interest as set forth in Section 3.01(p) subsequent to March 31, 2000 through the date of purchase of the SBA Commencement Assets (the "SBA Commencement Assets Purchase Price") and shall be determined in accordance with GAAP. The purchase of the SBA Commencement Assets shall occur as provided in Sections 4.02 and 4.03.

         2.07 INSPECTIONS. Funding and its agents, employees and consultants shall have the right to inspect the Leased Premises, the Improvements, the Assets and the Other Assets and to interview prospective employees who presently are employees of BYL Bank at all times. BYL and BYL Bank shall also make available for inspection during normal business hours all books and records, agreements, correspondence, files and other documents, items and materials relating to the Loan Programs.

                                 ARTICLE III
          CONDITIONS PRECEDENT TO CCF'S COMMENCEMENT OF OPERATIONS

         3.01 CONDITIONS TO COMMENCEMENT OF LENDING OPERATIONS. The Parties hereby agree that the following are conditions precedent to CCF's commencement of lending operations:

                  (a) Each Party shall have delivered to the other satisfactory documentation evidencing the approval of the Party's Board of Directors or General Partner of its execution of this Agreement and the performance of its obligations hereunder;

                  (b)  RESERVED

                  (c) Funding being satisfied with the results of its due diligence review of the Commencement Assets and the SBA Commencement Assets that CCF will purchase on the Commencement Date or the date BYL becomes a voting member of CCF, as applicable;

                  (d) BYL being satisfied with the results of its due diligence regarding Funding and Third Party;

                  (e) Each Party having completed and being satisfied with the results of its due diligence with respect to the formation of CCF and the consummation of the other transactions contemplated herein, and, if applicable, has received an opinion from its advisor as to the fairness of the agreements and transactions contemplated in this Agreement;

                  (f) The respective representations and warranties of the Parties set forth in Article V and elsewhere in this Agreement shall presently be and remain true and correct in all material respects through the date BYL becomes a voting member, pursuant to Section 4.01, or BYL's Membership Interest has been purchased, pursuant to Section 4.04;

                  (g) BYL having provided to CCF a copy of the most recent year's federal income tax return for the REMIC Trust Fund (defined in Section 5.01(l));

                  (h) The completion of the attachments to the Agreement of Schedules 5.01(j) and 5.01(k) and CCF's approval thereof;

                  (i) On behalf of itself and/or CCF, BYL shall have filed with the Federal Reserve Board a 4(c)(8) application for approval of the formation of CCF as a non-bank subsidiary and BYL's 25% membership interest in CCF;

                  (j) On behalf of itself and/or CCF, BYL shall have filed with the FDIC all applications or requests for approval it may require on account of BYL's ownership interest in CCF and/or CCF's planned lending and securitization activities;

                  (k) Funding and Third Party shall have received an opinion of counsel, satisfactory to them, addressing the effect of the transactions contemplated herein on the continuing qualification of the 1999-1 Trust Fund as a REMIC for federal income tax purposes (a draft copy is attached hereto as EXHIBIT G);

                  (l) Funding and Third Party shall have agreed upon all terms of the loan as described in Section 1.02;

                  (m) The execution of employment agreements approved by Third Party between CCF and Brian Fluck, David Scherer, Bob Forsythe, and Henry Moorhead (together the "Senior Management");

                  (n) CCF's having arranged initial financing for its future growth in the form of a subordinated debt facility as referenced in
         Section 6.01 herein and other structured financing vehicle(s);

                  (o) On behalf of CCF, BYL shall have filed with the California Department of Corporations (the "DOC") an application for the issuance of a California Finance Lender's License and the DOC shall have issued to CCF such license without qualifications or conditions that are unacceptable to Funding;

                  (p) BYL shall have surrendered to HSBC Bank, USA, Trustee pursuant to that certain Pooling and Servicing Agreement dated June 30, 1999, by and among BYL Bank Group as seller and servicer, HSBC Bank, USA as Trustee, and Banker's Trust (Delaware), as Delaware Trustee ("PSA"), its R-1 Certificate representing 100% of the residual interest in 1999-1; and HSBC Bank, USA issuing in the place of the said R-1 Certificate two certificates: R-2 representing the "Initial Residual Interest" (calculated as a percentage of the Spread Account divided by the sum of the Spread Account and the IO

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

         Account, pertaining to 1999-1 as stated on the March 31, 2000 BYL Bank General Ledger) and R-3 representing the "Second Residual Interest" (calculated as a percentage of the IO Account divided by the sum of the Spread Account and the IO Account, pertaining to 1999-1, as stated on the March 31, 2000 BYL Bank General Ledger);

                  (q) BYL and CCF shall have entered into a sub-servicing agreement regarding the servicing of the loans in 1999-1 (a draft of the sub-servicing agreement is attached hereto as EXHIBIT I; and

                  (r) The Uniform Single Audit Program audit required by Section
         7.05 of the PSA shall have been completed and the results of the audit provided to and approved by CCF.

         3.02 COMMENCEMENT OF OPERATIONS. At any time following the satisfaction of Section 3.01(o) and the satisfaction or waiver by Funding of all of the remaining above conditions, but prior to BYL's becoming a voting member as provided for in Section 4.01, Funding may, in its sole discretion, elect that CCF commence operations as an SBL lender by making its $7,500,000 capital contribution to CCF provided for in Section 1.02. If Funding does not elect that CCF sooner commence operations, the same shall commence if and when BYL becomes a voting member of CCF pursuant to Section 4.01.

         3.03 DELIVERIES UPON COMMENCEMENT OF OPERATIONS. Immediately prior to commencement of lending operations by CCF, Funding will give BYL notice of the date on which such operations will commence (the "Commencement Date") and prior to or on the Commencement Date the Party or Parties indicated shall execute and/or deliver or cause the delivery of the following documents or instruments in the order listed:

                  (1) A sworn certificate of BYL and BYL Bank addressed to Funding, Third Party and CCF and dated as of the Commencement Date, stating that: (i) all representations and warranties of BYL and BYL Bank under this Agreement are true and correct as of such date in all material respects; (ii) all covenants and agreements of BYL and BYL Bank under this Agreement which were to be performed at or before the Commencement Date have been performed or have been waived by Funding and Third Party; (iii) BYL Bank has delivered to Funding and CCF true, correct and complete originals of all Leases, software licenses and governmental certifications and licenses affecting the Loan Programs that are assignable to CCF.

                  (2) A sworn certificate of Funding and CCF and dated as of the Commencement Date stating that (i) all representations and warranties of Funding and CCF under this Agreement are true and correct as of such date in all material respects; (ii) all covenants and agreements of BYL and BYL Bank under this Agreement which were to be performed at or before the Commencement Date have been performed or waived.

                  (3) Such documents as Funding and BYL may each require evidencing the due organization, existence and authority of each and its financial and legal capacity to enter into and perform its obligations under this Agreement.

                  (4) All original Leases, consents of the landlords for the assignment of the Leases, licenses, permits, governmental approvals, certificates of compliance, and copies of all books,


                                       6
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records and loan files relating to the ownership, operation and servicing of the SBL loan programs and BYL Bank's interest in 1999-1.

                  (5) An opinion of BYL's counsel, addressed to Funding, CCF and Third Party satisfactory to all, addressing the legality of the transactions contemplated herein under existing state and federal banking and other regulatory law and including a comprehensive list of any current, pending, or threatened Actions (as defined in Section 5.01(a)) and such other matters as Funding or Third Party shall reasonably request ("BYL's Opinion," a draft copy of which is attached hereto as EXHIBIT H).

                  (6) Warranty assignments (in form and substance satisfactory to Funding) from BYL Bank to CCF of the Commencement Assets.

         3.04 PURCHASE OBLIGATION OF CCF. On the Commencement Date upon compliance with the provisions of Section 3.03, CCF shall pay to BYL Bank and BYL, as applicable, the Commencement Assets Purchase Price as set forth in
Section 2.05.

                                   ARTICLE IV
                        BYL'S BECOMING A VOTING MEMBER OR
                            PURCHASE OF ITS INTEREST

         4.01 BYL BECOMING A VOTING MEMBER. If prior to December 31, 2000 (the "Regulatory Approval Deadline"), (i) SBA in writing grants to CCF, or approves the assignment by BYL Bank to CCF (if applicable), of SBA accreditation (as established by SBA Form 750), designates CCF as a Participating Lender, awards it PLP status and otherwise approves in writing, without any conditions or limitations not acceptable to Funding, CCF's application to SBA and (ii) the Federal Reserve approves in writing CCF's 4(c)(8) application without conditions that are unacceptable to Funding or BYL, then immediately following the last of such approvals BYL shall make its initial capital contribution by executing and delivering to CCF the BYL Capital Note secured by BYL's Membership Interest in CCF, as evidenced by the Security Agreement and the UCC Form-1 Financing Statement. Upon CCF's receipt of the duly executed BYL Capital Note and such other documents, BYL's nonvoting member interest in CCF shall automatically be converted into a voting Membership Interest.

         The Regulatory Approval Deadline may be extended by Funding in its reasonable discretion to March 31, 2001, if BYL has provided Funding with reasonable assurances that all regulatory approvals will be obtained by March 31, 2001.

         4.02 PURCHASE OF SBA COMMENCEMENT ASSETS AND RIGHTS. If in accordance with the provisions of Section 4.01 BYL becomes a voting member of CCF, then, on the date that BYL becomes a voting member, CCF agrees to purchase from BYL Bank and BYL, as applicable, and BYL Bank and BYL agree to sell, transfer, and assign to CCF (i) all books, records, accounts and other documentation and information pertaining to the ownership, operation and servicing the SBA loan program, (ii) all contracts or agreements specified by CCF relating in any way to the management and operation of the SBA loan program, (iii) all governmental permits, approvals or licenses, held by BYL Bank, whether local, state and federal, which are necessary to the operation of the SBA loan program as described in Section 4.01 and as listed and identified in EXHIBIT E attached hereto, if assignment of the permits/licenses are approved by the


                                       7
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applicable regulatory agency, (iv) all goodwill and "business value"
associated with the SBA loan program, and (v) the rights, if any, to use any trade names, marks or logos of any kind and any derivation thereof used by BYL Bank with respect to the SBA loan program, not to include, however, the name "Bank of Yorba Linda," a "division of BYL Bank Group" or any similar combination of words, any trade names or logos used by BYL Bank in its other banking businesses (all of the foregoing, collectively, the "SBA Assets"); and (vi) the Second Residual Interest as defined in Section 3.01(p) (the SBA Assets and the Second Residual Interest, collectively, the "SBA Commencement Assets").

         BYL and BYL Bank shall transfer the Second Residual Interest to CCF free and clear of all liens and encumbrances but without recourse to BYL. CCF will assume any and all obligations and liabilities arising out of or pertaining to the Second Residual Interest which originate after its transfer to CCF and will indemnify BYL for any costs, liabilities, attorney fees, court costs and expenses pertaining to such obligations and liabilities; provided however, BYL and BYL Bank will remain liable for all obligations relating to the time period through the date of such purchase, whether accrued or not, and including but not limited to any federal or state taxes on the taxable income of the REMIC trust related to 1999-1 and shall remain liable for any breach of any warranty or the falsity or incorrectness of any representation of BYL or BYL Bank contained in this Agreement.

         4.03 PURCHASE OBLIGATION OF CCF. On the date BYL becomes a voting member pursuant to Section 4.01, and upon compliance with the provisions stated herein, CCF shall pay to BYL Bank and BYL, as applicable, the SBA Commencement Assets Purchase Price as set forth in Section 2.06.

         4.04 PURCHASE OF BYL'S MEMBERSHIP INTEREST. If the SBA and the Federal Reserve approvals described in Section 4.01 have not been obtained by the Regulatory Approval Deadline, and the time for obtaining such approvals is not extended by Funding, in its sole discretion, then the Member(s) other than BYL or their designees, in proportion to their Membership Interests or in such other proportions as they may agree, may buy and BYL agrees to sell all of BYL's Membership Interest in CCF within three (3) business days after the expiration of the period for obtaining the approvals, on the date and at the time and place specified by the purchasing members for a purchase price payable in immediately available funds of $6,260.

         On the date specified, BYL shall transfer its interest in CCF to the purchasing member(s) or their designees by general warranty assignment, free and clear of all liens and encumbrances. If BYL fails or refuses to execute and deliver such warranty assignment, BYL hereby irrevocably appoints the Managing Member as its attorney-in-fact to execute on BYL's behalf the warranty assignment. The foregoing power of attorney, being coupled with an interest, is irrevocable.


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

                                    ARTICLE V
                          REPRESENTATIONS, WARRANTIES,
                      COVENANTS AND AGREEMENTS OF FUNDING,
                                BYL AND BYL BANK

         5.01 REPRESENTATIONS AND WARRANTIES OF BYL AND BYL BANK. As an inducement for Funding to enter into this Agreement, BYL and BYL Bank hereby represent, warrant, covenant and agree with the understanding and intent that Funding and Third Party are relying upon the accuracy of the following representations and warranties as of the date hereof and, if applicable, as of the Commencement Date:

                  (a) NO MATERIAL LITIGATION. Except for any current or pending regulatory actions as set forth in BYL's Opinion, there is no actual, pending or threatened action, suit, claim, litigation or proceeding (an "Action") by any entity, individual or governmental agency which would in any way constitute a lien, claim or obligation of any kind against, or that could adversely affect the Assets, the Leased Premises or the Loan Programs or any of the contemplated operations of CCF. Except for any current or pending regulatory actions as set forth in BYL's Opinion, BYL and BYL Bank agree to indemnify and hold CCF and Funding harmless from and against any and all debts, expenses, claims, demands, judgments and/or settlements arising out of or resulting from Actions that arise out of anything that occurs prior to the Commencement Date.

                  (b) NO LEGAL BAR. The execution of this Agreement, the consummation of the transactions herein contemplated, the performance and observance of the obligations of BYL and BYL Bank hereunder and under any and all other agreements and instruments herein mentioned will not conflict with or result in the breach of any applicable law or regulation, order, writ, injunction or decree of any court or governmental instrumentality or of any agreement or instrument to which BYL or BYL Bank is now a party or subject to, or constitute a default thereunder, and does not require either BYL or BYL Bank to obtain any consents or approvals from or to take any other actions with respect to any third parties except for the consents and approvals contemplated herein.

                  (c) EXISTENCE AND QUALIFICATION OF BYL. BYL is a corporation duly organized, validly existing and in good standing under the laws of California. BYL is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify should be reasonably expected to have a material adverse effect upon this Agreement, CCF and its operations or the performance and observance of BYL's obligations hereunder.

                  (d) POWER, ENFORCEABLE OBLIGATIONS, LEGAL AUTHORITY OF BYL. The execution of this Agreement, the consummation of the transactions herein contemplated, and the performance or observance of the obligations of BYL hereunder and under any and all other agreements and instruments herein mentioned to which BYL is a party have been duly authorized by all necessary corporate action and constitute legal, valid and binding obligations that are enforceable against BYL, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The individual executing this Agreement for BYL is authorized to act for and on behalf of and to bind BYL in connection with this Agreement. BYL has the legal right and authority to execute this Agreement or any other agreement contemplated herein and to form CCF. Except for those approvals or authorizations specifically identified in this Agreement, no other consent or authorization of, approval by, notice to, filing with or other act by or in respect of any governmental authority, or any other person is required or necessary in connection with BYL's execution of this Agreement and the performance of its obligations hereunder.

                  (e) FINANCIAL STATEMENTS AND OTHER INFORMATION. Any and all financial information, to include without limitation, statements, reports and other data heretofore furnished by BYL and BYL Bank to Funding relative to BYL, BYL Bank or the Loan Programs are true and correct in all material respects according to generally accepted accounting principles as of the dates thereof.

                  (f) DUE DILIGENCE DOCUMENTATION. All documentation furnished by BYL or BYL Bank to Funding, including, without limitation, reports, contracts, leases, licenses, agreements of any kind, opinions of counsel, advisory opinions, governmental certifications or approvals (whether local, state or federal), governmental reports or audits (whether local, state or federal) is true and correct in all material respects as of the dates thereof, and no material change in any of the same has occurred.

                  (g) ASSETS. The list of the Assets attached hereto is and will be true, accurate and complete in all material respects as of the Commencement Date. All of the Assets and any and all other personal property to be used by CCF in connection with its operation of the Loan Programs will be in good and operable condition, normal wear and tear excepted, as of the Commencement Date and are and shall be owned by CCF after their transfer on the Commencement Date free and clear of all liens, encumbrances and security interests.

                  (h) ERISA. Each Plan to which BYL or BYL Bank makes direct contributions for Loan Program employees is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA and any other Federal or state law.

                  (i) LICENSES. Other than those licenses required by the SBA and the California DOC, CCF will not be required as a result of its loan operations to be registered or approved or to obtain permits from the California Department of Financial Institutions ("CDFI") or otherwise qualify under any state or federal consumer lending, fair debt collection or other applicable state or federal statute or regulation.

                  (j) 1999-1 PURCHASE AGREEMENT REPRESENTATIONS. Subject to the specific exceptions to be set out in Schedule 5.01(j) to be attached hereto (the "Purchase Exceptions"), all of the Representations and Warranties made by BYL Bank in Section 4 of that certain Purchase Agreement dated August 9, 1999, by and between BYL Bank and Prudential Securities Incorporated were true and correct at the time of such agreement and have not been abrogated by BYL Bank in any manner. Subject to the Purchase Exceptions, BYL Bank hereby reiterates and restates such Representations and Warranties for the benefit of Funding and Third Party as true and correct as of the date of this Agreement and hereafter.

                  (k) 1999-1 SERVICING REPRESENTATIONS. Subject to the specific exceptions set out in Schedule 5.01(k) to be attached hereto (the "Servicing Exceptions"), all of the Representations and Warranties made by BYL Bank in Sections 3.01 and 3.02 of that certain Pooling and Servicing Agreement dated as of June 30, 1999 (the "Servicing Agreement") among HSBC Bank USA (as Trustee), BYL Bank (as Servicer) and Bankers Trust (Delaware, as Trustee), were true and correct at the time of such agreement and have not been abrogated by BYL Bank in any manner. Subject to the Servicing Exceptions, BYL Bank hereby reiterates and restates such Representations and Warranties for the benefit of Funding and Third Party as true and correct as of the date of this Agreement and hereafter. Subject to the Servicing Exceptions, BYL Bank further warrants that the loans comprising 1999-1 have been, and will continue to be, serviced in compliance with all of the covenants set forth in the Servicing Agreement.

                  (l) 1999-1 REMIC STATUS. The "Trust Fund" created by the Servicing Agreement (the "REMIC Trust Fund") is a qualified REMIC Trust Fund for federal income tax purposes and BYL Bank has not taken any action or failed to take any action that would cause the REMIC Trust Fund to lose its REMIC qualification. BYL Bank hereby covenants and agrees that it will not, either through action or omission through the Commencement Date and through the date upon which BYL becomes a voting member, if applicable, cause the REMIC Trust Fund to lose its REMIC qualification or cause the REMIC Trust Fund to be subject to any federal tax (including the imposition of any federal tax of any prohibited transaction as imposed under Section 860F(a) of the Internal Revenue Code). BYL Bank further covenants that the transfer of the Initial Residual Interest and the Second Residual Interest are legal and effective and in compliance with all related agreements and that all necessary approvals and consents have been obtained or have been waived in writing.

         5.02 REPRESENTATIONS AND WARRANTIES OF FUNDING. As an inducement for BYL and BYL Bank to enter into this Agreement, Funding hereby represents, warrants, covenants and agrees with the understanding and intent that BYL and BYL Bank are relying upon the accuracy of the following representations and warranties as of the date hereof and, if applicable, the Commencement Date:

                  (a) NO LEGAL BAR. The execution of this Agreement, the consummation of the transactions herein contemplated, the formation of CCF and the performance and observance of the obligations of Funding hereunder and under any and all other agreements and instruments herein mentioned will not conflict with or result in the breach of any applicable law or regulation, order, writ, injunction or decree of any court or governmental instrumentality or of any agreement or instrument to which Funding is now a party or subject to, or constitute a default thereunder, and does not require Funding to obtain any consents or approvals from or to take any other actions with respect to any third parties.

                  (b) EXISTENCE AND QUALIFICATION OF FUNDING. Funding is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware. Funding is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify should be reasonably expected to have a material adverse effect upon this Agreement, CCF and its operations or the performance and observance of Funding's obligations hereunder.

                  (c) POWER, ENFORCEABLE OBLIGATIONS, LEGAL AUTHORITY OF FUNDING. The execution of this Agreement, the consummation of the transactions herein contemplated, and the performance or observance of the obligations of Funding hereunder and under any and all other agreements and instruments herein mentioned to which Funding is a party have been or prior to Formation will be duly authorized by all necessary corporate action and will constitute legal, valid and binding obligations that are enforceable against Funding, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The individual executing this Agreement for Funding is authorized to act for and on behalf of and to bind Funding in connection with this Agreement. Funding has the legal right and authority to execute this Agreement or any other agreement contemplated herein and to form CCF. No consent or authorization of, approval by, notice to, filing with or other act by or in respect of any governmental authority or any other person is required or necessary in connection with Funding's execution of this Agreement and the performance of its obligations hereunder.

         5.03 INDEMNITY. Any Party that breaches any representation or warranty set forth in this Agreement shall indemnify and hold harmless the non-defaulting Party(ies) (each an "Indemnified Party") from and against all liabilities, losses, damages, judgments, costs and expenses of any kind (including attorneys' fees) which may be imposed on, incurred by or asserted against such Indemnified Party in any suit, action, claim or proceeding relating to or arising out of such breach.

                                   ARTICLE VI
               THIRD PARTY'S PURCHASE OF CCF'S SUBORDINATED ASSETS

         6.01 PURCHASE AND OTHER OBLIGATIONS. Funding will cause Third Party (or its designee or another party so long as there is no degradation in price) to buy a portion (the "Portion") of the Subordinated Assets, as hereafter defined, arising from future CCF securitizations for fair value according to valuation parameters determined by the lead securitization underwriter, which valuation shall result in the Portion having an annual yield of at least 15%. The subordinated assets shall include any "spread account," subordinated tranches, or other assets providing credit enhancement (the "Subordinated Assets") to those parts of the securitization transaction that are rated investment grade by the rating agencies. Such fair value parameters shall be those recommended by the lead securitization underwriter as if CCF had retained the Portion on its balance sheet. Third Party will agree to purchase Subordinated Assets with a value equal to at least 5% of the principal amount of each securitization transaction if the total percentage of the Subordinated Assets relative to the total principal amount of the securitization is at least 8%. If the total percentage of the Subordinated Assets relative to the total principal amount of the securitization is less than 8%, then Third Party will agree to purchase the difference between the total percentage of the Subordinated Assets and CCF's 3% minimum retained interest obligation. The Portion shall consist of the most subordinated components of the Subordinated Assets other than CCF's retained interest, which shall have a value equal to at least 3% of the total principal amount of each securitization transaction. CCF's retained interest shall be subordinate, to the greatest extent possible, to the Portion (i.e., if the most subordinate of the Subordinated Assets is less than 3% of the total principal amount of securitization transaction, some of CCF's retained interest may be pari passu to the Portion with respect to subordination). Third Party's obligation to purchase any Portion shall expire on December 31, 2002. CCF shall grant to Third Party the right to approve CCF's prospective underwriting criteria for SBA/SBL loans that will comprise any securitization transaction for which Third Party will be required to purchase a Portion.

         6.02 Funding will also cause Third Party to provide a subordinated debt facility to CCF on mutually acceptable terms and which shall expire on December 31, 2002.

                                   ARTICLE VII
                                     NOTICES

         All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered at or mailed by first class mail, postage prepaid, or by recognized overnight courier, to the following addresses:

         If to Funding:          CNL Center at City Commons
                                 450 South Orange Avenue
                                 12th Floor
                                 Orlando, Florida 32801
                                 Attn.: Brian H. Fluck

         with a copy to:         Richard D. Davidson, Esq.
                                 Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
                                 215 North Eola Drive
                                 Orlando, Florida 32802


         If to CCF:              CNL Center at City Commons
                                 450 South Orange Avenue
                                 12th Floor
                                 Orlando, Florida 32801
                                 Attn.: Brian H. Fluck

         with a copy to:         Richard D. Davidson, Esq.
                                 Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
                                 215 North Eola Drive
                                 Orlando, Florida 32802

         If to BYL or BYL Bank:  BYL Bancorp
                                 1875 North Tustin Avenue
                                 Orange, California 92865
                                 Attn.: Robert Ucciferri

         with a copy to:         26137 La Paz Road
                                 Mission Viejo, California 92691

         with a copy to:         Loren P. Hansen, Esq.
                                 Knecht & Hansen
                                 Suite 900, 1301 Dove Street, Suite 900
                                 Newport Beach, California 92660

         If  to Third Party:     As designated by Funding

         or such other address as may hereafter by furnished to the other Parties by like notices.

                                  ARTICLE VIII
                              DEFAULTS AND REMEDIES

         8.01 DEFAULT. If any Party (i) fails or refuses to perform any of its obligations under this Agreement, or (ii) makes any representation or warranty that proves inaccurate or untrue in any material respect (such Party being a "Defaulting Party"), any non-defaulting Party may give the Defaulting Party notice (a "Default Notice") specifying the nature of the Default. If the Defaulting Party fails to fully perform all of its obligations specified in the Default Notice within thirty (30) days (the "Cure Period") after the date thereof, then such failure shall constitute a "Default" hereunder and each non-defaulting Party shall have all the rights and remedies specified in this Article VIII or otherwise available at law and in equity. At the option of the Non-Defaulting Party or Parties, the Cure Period may be extended for up to an additional 30 days if the Default is reasonably curable within such period and the Defaulting Party promptly commences to effect such cure and continues to pursue such cure diligently until completion.

         8.02 REMEDIES. In the event of a Default, any non-defaulting Party may: (i) terminate this Agreement; (ii) enforce specific performance of this Agreement; or (iii) pursue any other remedy at law or in equity against the Defaulting Party.

         8.03 REMEDIES CUMULATIVE. To the maximum extent permitted by law, the rights and remedies described herein shall be cumulative and may be exercised concurrently or in such sequence as the Party entitled to do so may determine.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.01 EXPENSES. Each Party shall pay its own expenses of and pertaining to transactions contemplated herein including all legal and investment banking fees. The cost of forming CCF and any costs (including legal costs) required for any governmental regulatory approval for the formation of CCF and its proposed SBA/SBL operations shall be borne by Funding and BYL pro rata according to their prospective capital investments in CCF. Further, any costs of transferring the Assets to CCF shall be borne by BYL. The cost of providing due diligence materials to Funding and Third Pary shall be borne by BYL, but the cost of reviewing such materials shall be borne by Funding and Third Party. Likewise, the cost of reviewing materials provided by Funding and Third Party to BYL shall be borne by BYL.

         9.02 ENTIRE AGREEMENT. This Agreement and the Operating Agreement contain the entire Agreement between the Parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both Parties. Without limiting the foregoing, this Agreement and the Exhibits hereto supersede all prior negotiations and agreements between the Parties, including without limitation the Letter of Intent and Preliminary Summary of Principal Terms, all of which are null and void and of no force or effect whatsoever.

         9.03 SEVERABILITY. If any provision of this Agreement or its application to any Party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such Party or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, each other provision hereof shall be valid and enforceable to the fullest extent permitted by law and such invalid provision shall be reformed by the court to give the maximum permitted effect to the intention of the Parties as set forth therein. Without limiting the foregoing, if any remedy expressly provided for herein is held to be invalid or unenforceable, the Parties shall have all other remedies provided herein or otherwise available at law or in equity.

         9.04 GOVERNING LAW; JURISDICTION. This Agreement is made pursuant to and shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflict of laws principles thereof. Each party hereto agrees to submit to the personal jurisdiction and venue of the state and federal courts in the State of Florida in the judicial circuit of Orange County, and does hereby waive all questions of personal jurisdiction and venue, including, without limitation, the claim or defense that such courts constitute an inconvenient forum.

         9.05 ASSIGNABILITY. Except as hereinafter expressly provided, no Party may assign this Agreement or any right or obligation hereunder without first obtaining the written consent of each of the other Parties, which consents shall not be unreasonably withheld or delayed. Any assignment in contravention of this provision shall be void. Notwithstanding the foregoing, Funding may assign all or any portion of its rights hereunder to Third Party or any subsidiary of Third Party or its subsidiary thereof and Third Party may assign all or any portion of its rights to an Affiliate, as defined in the Operating Agreement.

         9.06 NON-COMPETE. Each of the Parties expressly acknowledges and agrees that it will not, on its own behalf or for others, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation, control of, or be connected with, in any manner, any business which shall compete with the Loan Programs to be acquired and operated by CCF. However, any Party may continue to originate commercial loans in the ordinary course of its business and may continue to provide commercial financing in the ordinary course of its business. If any Party sells or assigns its interest in CCF, such Party shall not compete with CCF as described in this section for a period of one year after the sale or assignment of the Party's interest. Funding will cause Third Party to agree to the provisions of this Section 9.06, however, Third Party shall have the right at any time to originate, participate in, and execute credit tenant lease lending securitizations.

                  The Parties acknowledge that BYL may be sold, acquired, or merged with PBOC Holdings, Inc. and that PBOC currently may originate, warehouse, and/or securitize SBA loans. The Parties agree to use their best efforts to obtain a separate non-compete agreement with PBOC.

         9.07 SUCCESSORS BOUND. This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns.

         9.08 CAPTIONS. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

         9.09 ATTORNEYS' FEES. In the event of any litigation arising out of this Agreement, the prevailing Party shall be entitled to recover in the litigation from the nonprevailing Party or Parties reasonable attorney fees and costs.

         9.10 TIME. All time limits provided for herein shall run from the date first set forth above. Time is of the essence in this Agreement. In the event that any date for performance under this Agreement falls on a Saturday, Sunday or holiday recognized by national banking associations or by the Federal Government, the date for such performance shall be extended until the next business day.

         9.11 COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         9.12 INCLUSIVENESS. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. If any general principle or statement herein is followed by a list or series of specific examples or instances thereof, whether or not introduced by the term "including" or its equivalent, such list or series shall not be deemed exclusive or to limit the generality of the prior provision unless otherwise expressly provided or necessarily implied by context.

         9.13 EXHIBITS. All exhibits described herein are fully incorporated into this Agreement by this reference for all purposes.

         9.14 CONSTRUCTION. The Parties acknowledge that their attorneys have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the date first set forth above.

                                 CNL COMMERCIAL FUNDING, LP
                                 By:  CNL Commercial, Inc.,
                                      its General Partner


                                 By:      /s/ Brian H. Fluck
                                     -------------------------------------
                                 Name:    Brian H. Fluck
                                     -------------------------------------
                                 Its:     E.V.P & C.O.O
                                     -------------------------------------


                                 BYL BANCORP


                                 By:      /s/ Robert Ucciferri
                                     -------------------------------------
                                 Robert Ucciferri
                                 President and Chief Executive Officer

                                 BYL BANK GROUP


                                 By:      /s/ Robert Ucciferri
                                     -------------------------------------
                                 Robert Ucciferri
                                 President and Chief Executive Officer




                                 CNL COMMERCIAL FINANCE, LLC
                                 By:  CNL Commercial Funding, LP,
                                      its Managing Member


                                 By:      /s/ Brian H. Fluck
                                     -------------------------------------
                                 Name:    Brian H. Fluck
                                     -------------------------------------
                                 Its:     President
                                     -------------------------------------


Exhibit A         Certificate of Formation
Exhibit B         Operating Agreement of CCF
Exhibit C         Form of Note
Exhibit D         Assets to be Acquired by CCF (Book Value as of March 31, 2000)
Exhibit E         SBA loan program assets to be Acquired by CCF, if applicable
Exhibit F         Release
Exhibit G         Draft REMIC Opinion of Counsel Exhibit H Draft BYL Opinion
Exhibit I         Draft Sub-Servicing Agreement
Schedule          5.01(j) - Purchase Exceptions
Schedule          5.01(k) - Servicing Exceptions


                               FIRST AMENDMENT TO
                      AGREEMENT PERTAINING TO THE OWNERSHIP
                  AND OPERATION OF CNL COMMERCIAL FINANCE, LLC


         This First Amendment to the Agreement Pertaining to the Ownership and Operation of CNL Commercial Finance, LLC (this "Amendment") is entered into this 15th day of August, 2000, by and among CNL COMMERCIAL FUNDING, LP, a Delaware limited partnership ("Funding"), BYL BANCORP, a California corporation ("BYL"), BYL BANK GROUP ("BYL Bank), and CNL COMMERCIAL FINANCE, INC., a Delaware corporation ("CCF"), successor by conversion to CNL COMMERCIAL FINANCE, LLC, a Delaware limited liability company (Funding, BYL, BYL Bank and CCF are sometimes referred to singly as "Party" and collectively as the "Parties").

         The Parties desire to amend the Agreement Pertaining to the Ownership and Operation of CNL Commercial Finance, LLC dated as of July 12, 2000 between Funding, BYL, BYL Bank and CCF's predecessor (the "Agreement") to reflect that CCF has been converted from a limited liability company to a corporation. Capitalized terms used in this Amendment have the meaning specified herein or in the Agreement.

         NOW, THEREFORE, the Parties agree that the Agreement is amended and modified as follows:

         1. AMENDMENT OF RECITALS. The first sentence of the second paragraph of the Recitals is amended to read as follows:

                  "Pursuant to a Certificate of Conversion filed with the Delaware Secretary of State, CCF has been converted from a Delaware limited liability company into a Delaware corporation, common stock in which shall be issued 3,750 shares to Funding and 1,250 shares to BYL (in each case "Shares"). The primary business of CCF shall be to originate in the State of California and possibly elsewhere, service and securitize SBA and SBL loans."

         2. MODIFICATION OF DEFINED AND OTHER TERMS AND PHRASES. The terms or phrases stated below are substituted for the terms or phrases indicated wherever they appear in the Agreement.

                  (a) "Stockholders' Agreement" is substituted for "Operating Agreement."

                  (b) "stockholder" is substituted for "member."

                  (c) "becomes entitled to vote its Shares" is substituted for "becoming a voting member," "becoming a voting member of CCF" and "becomes a voting member."

                  (d) "Shares" is substituted for "Membership Interest" and "interest" where the latter is used in reference to a Party's "Membership Interest."

                  (e) "Pledge Agreement" is substituted for "Security
         Agreement."

                  (f) All references to transferring an interest in CCF "by general warranty assignment, free and clear of all liens and encumbrances" are amended to read "free and clear of all liens and encumbrances by delivering to the purchasers the certificates representing the Shares with duly executed blank stock powers for the transfer thereof attached."

                  (g) "CCF" is substituted for "Managing Member."

         3. MODIFICATION AND RESTATEMENT OF SECTION 1.01. Section 1.01 is modified and restated to read as follows:

                  "1.01 STOCKHOLDERS' AGREEMENT; PROXY. On the date of this Agreement, Funding and BYL shall execute and deliver a Stockholders' Agreement in the form attached hereto as EXHIBIT A (the "Stockholders' Agreement"), in which the agreements of Funding and BYL concerning the operation of the business and the ongoing business and legal relationships of the stockholders of CCF are set forth. Simultaneously, BYL shall execute and deliver an Irrevocable Proxy in the form attached hereto as EXHIBIT B (the "Proxy") under which the holders of the Proxy shall have the right to vote all of BYL's Shares until such time, if ever, as the Proxy terminates pursuant to its terms as provided in
         Section 4.01.

                  If the Proxy terminates because the approvals specified in
         Section 4.01 are timely obtained and BYL executes the BYL Capital Note and there has been no change in ownership of the Shares from the Commencement Date, then CCF shall be owned 75% by Funding and 25% by BYL.

                  If the Proxy does not terminate because the approvals specified in Section 4.01 are not timely obtained, Funding will purchase BYL's Shares as provided for in Section 4.04."

         4. MODIFICATION OF SECTION 1.02. The last sentence of Section 1.02 is modified to read as follows:

         "If and when the approvals specified in Section 4.01 are obtained, BYL shall execute and deliver to CCF its promissory note payable to the order of CCF in the principal amount of $2,493,750 ("the BYL Capital Note") in the form attached hereto as EXHIBIT C, which shall be secured by a pledge agreement granting a first-priority pledge in BYL's Shares (the "Pledge Agreement")."

         5. MODIFICATION OF SECTION 3.01. Section 3.01(a) is modified to delete the words "or General Partner."

         6. MODIFICATION OF HEADINGS OF ARTICLE IV AND SECTION 4.01 AND TEXT OF SECTION 4.01. The heading of Article IV is changed to "TERMINATION OF PROXY OR PURCHASE OF BYL'S SHARES." The heading of Section 4.01 is changed to "TERMINATION OF THE PROXY." The last sentence of the first paragraph of
Section 4.01 is modified to read as follows:

         "Upon CCF's receipt of the duly executed BYL Capital Note and such other documents, the Proxy shall automatically terminate and thereafter BYL shall have the right to vote its Shares (subject to the rights of CCF under the Pledge Agreement)."

         7. DELETION IN SECTION 5.02(c). The words "or prior to Formation will be" appearing in the first sentence of Section 5.02(c) are deleted.

         8. CHANGE IN SECTION 9.01. The words "initial" is substituted for the word "prospective" that appears near the end of the second sentence of
Section 9.01.

         9. EFFECT OF AMENDMENT. Except as amended by this Amendment the Agreement remains in full force and effect and the Agreement as amended hereby is binding upon and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns.

         10. COUNTERPARTS. This Amendment may be executed in counterparts, and shall be effective when each Party hereto has executed a duplicate original hereof.

         11. MISCELLANEOUS. Notwithstanding anything provided in this Amendment, the execution, delivery and performance of the following documents and agreements shall not constitute a breach or default under this Amendment:

                  (a) Asset Funding and Servicing Agreement among CNL Commercial Mortgage Funding, Inc., as Borrower, CNL Commercial Finance, Inc., as Servicer, Variable Funding Capital Corporation, as Lender, and First Union Securities, Inc., as Deal Agent, and others, and any documents or agreements, executed or delivered pursuant thereto.

                  (b) Variable Funding Note from CNL Commercial Mortgage Funding, Inc., to Variable Funding Capital Corporation in a maximum principal amount of one hundred fifty million and no/100 dollars ($150,000,000.00).

                  (c) Sale Agreement among CNL Commercial Finance, Inc., as Seller, and CNL Commercial Mortgage Funding, Inc., as Buyer, and any documents, executed or delivered pursuant thereto.

                  (d) Limited Guaranty by CNL Commercial Finance, Inc. to Variable Funding Capital Corporation.

                  (e) Hedging Agreement executed in connection with the above referenced agreements, and any documents or agreements, executed or delivered pursuant thereto.

         IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date stated above.

                                  CNL COMMERCIAL FUNDING, LP
                                  By:  CNL Commercial, Inc.,
                                       its General Partner


                                  By:      /s/ K. B. Habicht
                                     -------------------------------------
                                  Name:    Kevin B. Habicht
                                     -------------------------------------
                                  Its:     Senior Vice President
                                     -------------------------------------

                                  BYL BANCORP, a California corporation


                                  By:   /s/ Robert Ucciferri
                                     -------------------------------------
                                     Robert Ucciferri
                                     President and Chief Executive Officer


                                  BYL BANK GROUP


                                  By: /s/ Robert Ucciferri
                                     -------------------------------------
                                     Robert Ucciferri
                                     President and Chief Executive Officer


                                  CNL COMMERCIAL FINANCE, INC.,
                                  a Delaware corporation


                                  By:      /s/ Brian H. Fluck
                                     -------------------------------------
                                       Name: Brian H. Fluck
                                     -------------------------------------
                                       Its: President
                                     -------------------------------------

                             STOCKHOLDERS' AGREEMENT

                                       OF

                          CNL COMMERCIAL FINANCE, INC.

                                 AUGUST 15, 2000

                                TABLE OF CONTENTS
                                       OF
                             STOCKHOLDERS' AGREEMENT
                                       OF
                          CNL COMMERCIAL FINANCE, INC.


                                                                                                               PAGE
                                                                                                               ----
ARTICLE I - DEFINITIONS...........................................................................................1
ARTICLE II - APPOINTMENT OF DIRECTORS; IRREVOCABLE PROXY..........................................................3
   1.    BOARD OF DIRECTORS.......................................................................................3
   2.    IRREVOCABLE PROXY........................................................................................3
ARTICLE III - MANAGEMENT OF COMPANY...............................................................................4
   1.    ACTIONS NOT REQUIRING BOARD APPROVAL.....................................................................4
   2.    DELEGATION OF POWERS.....................................................................................5
   3.    ACTIONS REQUIRING SPECIFIC BOARD APPROVAL................................................................5
   4.    DEADLOCK AND DEADLOCK RESOLUTION.........................................................................7
   5.    NEW ACTIVITIES OF THE CORPORATION........................................................................8
ARTICLE IV - TRANSFERS AND PURCHASES OF STOCK.....................................................................8
   1.    RESTRICTIONS ON TRANSFER.................................................................................8
   2.    FIRST REFUSAL RIGHTS.....................................................................................9
   3.    REQUIREMENT TO PURCHASE BYL'S OWNERSHIP INTEREST.........................................................9
   4.    OPTION TO PURCHASE BYL'S OWNERSHIP INTEREST.............................................................10
   5.    BANKRUPTCY OR INSOLVENCY OF A STOCKHOLDER; PURCHASE OPTION..............................................11
   6.    GO ALONG OR PURCHASE....................................................................................12
ARTICLE V - CAPITAL CONTRIBUTIONS; LOANS.........................................................................14
   1.    INITIAL CAPITAL CONTRIBUTIONS...........................................................................14
   2.    ADDITIONAL CAPITAL CONTRIBUTIONS........................................................................14
   3.    DEFAULT, DILUTION, ETC..................................................................................14
   4.    BUYOUT RIGHT............................................................................................15
   5.    RETURN OF CAPITAL CONTRIBUTION..........................................................................16
   6.    LOANS IN LIEU OF ADDITIONAL CAPITAL CONTRIBUTIONS.......................................................16
   7.    ADDITIONAL FUNDING; LOANS...............................................................................16
ARTICLE VI - OTHER MATTERS.......................................................................................16
   1.    TERM OF AGREEMENT.......................................................................................16
   2.    ENDORSEMENT ON COMMON STOCK CERTIFICATES................................................................16
   3.    TRANSFERRED AND ADDITIONAL COMMON STOCK.................................................................17
   4.    EQUITABLE REMEDIES......................................................................................17
   5.    NOTICES.................................................................................................17
   6.    WAIVER, MODIFICATION AND AMENDMENT......................................................................18
   7.    PARTIES IN INTEREST.....................................................................................18
   8.    CUMULATIVE REMEDIES.....................................................................................18
   9.    INTEGRATION; CONTROLLING INSTRUMENT.....................................................................18
   10.   GOVERNING LAW...........................................................................................19
   11.   JURISDICTION AND VENUE..................................................................................19
   12.   ATTORNEY FEES...........................................................................................19
   13.   COUNTERPARTS............................................................................................19
   14.   MISCELLANEOUS...........................................................................................19

                             STOCKHOLDERS' AGREEMENT


         THIS AGREEMENT is entered into as of the 15th day of August, 2000 by and between CNL COMMERCIAL FUNDING, LP, a Delaware limited partnership ("Funding"), BYL BANCORP, a California corporation ("BYL") and CNL COMMERCIAL FINANCE, INC., a Delaware corporation (the "Corporation"). Funding and BYL and their respective permitted assigns and any other Person who shall hereafter acquire shares of $1.00 par value common stock ("Common Stock") of the Corporation (formerly a Delaware limited liability company known as CNL Commercial Finance, LLC (the "LLC")) shall be bound by the provisions of, and be subject to the restrictions and rights set forth in, this Agreement. The holders of Common Stock who are or hereafter become parties to this Agreement are sometimes hereinafter referred to individually as "Stockholder" and collectively as the "Stockholders."

                             BACKGROUND INFORMATION:


         Funding and BYL were the members of the LLC which has this day been converted pursuant to Delaware law into the Corporation.

         Pursuant to the Governing Agreement (defined below), Funding has contributed to the capital of the Corporation cash in the amount of $18,750 in exchange for 3,750 shares of Common Stock and BYL has contributed to the capital of the Corporation cash in the amount of $6,250 in exchange for 1,250 shares of Common Stock.

         Funding and BYL shall make additional capital contributions as provided in Article V.

         The Corporation is authorized by its Articles of Incorporation (as same may be amended from time to time, the "Articles"), to issue 10,000 shares of Common Stock. All shares of the Common Stock, when issued, are subject to the restrictions on transfer and the purchase rights set forth herein.

         The Corporation and the Stockholders deem it in their respective best interests to provide for the corporate governance of the Corporation and desire to enter into this Agreement in order to effectuate that purpose. The Stockholders also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock, and to provide for certain rights and obligations in respect thereto as hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereby agree as follows:

                             ARTICLE I - DEFINITIONS

         The following terms shall have the meaning set forth below:

         "Agreement" or "this Agreement" means this Stockholders' Agreement.

         "Affiliate" means (i) any Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another Person; (ii) any Person owning or controlling five percent (5%) or more of the outstanding voting securities of another Person; (iii) any officer, director, partner, or trustee of such Person; and (iv) if such other Person is an officer, director, partner, or trustee of a Person, the Person for which such Person acts in any such capacity.

         "Bankrupt Stockholder" means any Stockholder (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for the Stockholder a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Stockholder in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Stockholder's or of all or any substantial part of the Stockholder's properties; or (b) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been commenced and sixty (60) days have expired without dismissal thereof or with respect to which, without the Stockholder's consent or acquiescence, a trustee, receiver, or liquidator of the Stockholder or of all or any substantial part of the Stockholder's properties has been appointed and sixty (60) days have expired without the appointments having been vacated or stayed, or sixty (60) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

         "Board" means the Board of Directors of the Corporation.

         "Business" means the business, directly or indirectly, in whole or in part, of originating, servicing and securitizing or selling SBA and SBL loans.

         "Entity" means any corporation, partnership (general, limited or other), limited liability company, trust, business trust, cooperative or association.

         "General Corporation Law" means the General Corporation Law of the State of Delaware.

         "Governing Agreement" means the Agreement Pertaining to the Ownership and Operation of CNL Commercial Finance, LLC dated July 12, 2000, among Funding, LLC, BYL and BYL Bank Group, as amended by Amendment of even date herewith.

         "Loan Programs" means the SBA and SBL lending programs to be undertaken by the Corporation.

         "Majority in Interest" means Stockholders or a group of Stockholders who own more than fifty percent (50%) of the issued and outstanding Common Stock or of the Common Stock held by such group of Stockholders.

         "Person" means any individual, trust, estate, partnership, limited liability company, corporation or other entity.

         "SBA" shall mean the Small Business Administration.

         "SBA Accreditation" means the Corporation's SBA certification, Participating Lender and PLP status and any other SBA certification granted to the Corporation by SBA or assigned to the Corporation with SBA approval by BYL Bank in conjunction with the Corporation's Loan Programs.

         "Third Party" has the meaning specified in the Governing Agreement.

         "Transfer" means any sale, exchange, pledge or other transfer or disposition or encumbrance of any shares of Common Stock, whether absolute or as security, whether for a valuable consideration or as a gift, whether voluntary, involuntary or by operation of law.

         Other capitalized terms have the meaning specified elsewhere in this Agreement or in the Governing Agreement.

            ARTICLE II - APPOINTMENT OF DIRECTORS; IRREVOCABLE PROXY

         1. BOARD OF DIRECTORS. Until such time as the Proxy described in
Section 2 of this article terminates and BYL becomes entitled to vote its Common Stock pursuant to Article IV of the Governing Agreement, the Board of Directors shall consist of at least three (3) directors, all of whom shall be appointed by a Majority in Interest. However, from and after the date that BYL becomes entitled to vote its Common Stock pursuant to Article IV of the Governing Agreement and so long, and only so long, as it owns not less than eighteen percent (18%) of the issued and outstanding Common Stock, the Board of Directors shall consist of not less than four (4) directors, three (3) of whom shall be appointed by Funding and one (1) of whom shall be appointed by BYL. If a Third Party acquires fifty percent (50%) or more of the outstanding shares of Common Stock, then thereafter Third Party shall appoint two (2) directors, Funding shall appoint one (1) director and, so long as BYL continues to own at least twenty-five percent (25%) of the issued and outstanding Common Stock, BYL shall appoint one (1) director. If at any time BYL ceases to own at least eighteen percent (18%) of the issued outstanding Common Stock, the Board seat it previously had the right to fill shall be eliminated and the person who last occupied such seat shall cease to be a director.

         2. IRREVOCABLE PROXY. Contemporaneously with the execution of this Agreement, BYL shall execute and deliver to James M. Seneff, Jr. ("Seneff"), Gary M. Ralston ("Ralston") and Kevin B. Habicht ("Habicht") an Irrevocable Proxy (the "Proxy") substantially in the form of EXHIBIT A attached hereto, granting Seneff, Ralston and Habicht and each of them the exclusive and irrevocable right to vote all of the shares of Common Stock held by BYL until such time, if ever, as BYL becomes entitled to vote its shares pursuant to
Article IV of the Governing Agreement, at which time the Proxy by its terms shall terminate. If Seneff, Ralston and Habicht are unable or unwilling to exercise the Proxy, then BYL shall grant the Proxy to such other person or persons as may from time to time be designated by a Majority in Interest of the Stockholders, by written notice to the Stockholders, and BYL shall execute a Replacement Proxy substantially in the form of EXHIBIT A attached hereto. Under the terms of the Proxy, the proxy holders may exercise their voting rights as to BYL's Common Stock either jointly or singly.

                       ARTICLE III - MANAGEMENT OF COMPANY

         1. ACTIONS NOT REQUIRING BOARD APPROVAL. Except as otherwise specifically provided herein, the management and control of the Corporation shall be vested exclusively with the Board. The Board shall be responsible for the establishment of policy and operating procedures respecting the business affairs of the Corporation, the day-to-day operation of the Corporation's business, the appointment of Officers and delegation of duties thereto as herein contemplated. Subject to the provisions of Section 3 hereof, the Board shall have the power and authority to take any actions not prohibited under the General Corporation Law or which are otherwise conferred or permitted by law, which it believes are necessary, proper, advisable or convenient to the discharge of its duties under this Agreement or applicable law to conduct the business and affairs of the Corporation, including, but not limited to, the power and authority to execute agreements and other documents on behalf of the Corporation. Except as provided in Section 2 hereof with respect to those matters specifically reserved to the Stockholders, the Board shall have the right, power and authority to take or cause the Corporation, acting through one or more of its officers or duly authorized agents, to take the following actions:

                  A. Operate the Business in the ordinary course and execute and deliver such agreements, documents and instruments as the Board deems necessary or appropriate in connection therewith;

                  B. Sell, lease, exchange, mortgage, or otherwise dispose of the Corporation's assets or any interest therein in the ordinary course of business, subject to the limitations contained elsewhere in this Agreement;

                  C. Hire, train, transfer, supervise, and discharge employees of the Corporation and establish the compensation and benefits thereof;

                  D. Protect and preserve the titles and interests of the Corporation with respect to the assets owned by or dedicated to the Corporation;

                  E. Keep true, complete and correct books of account of the Corporation, all in accordance with generally accepted accounting principles applied on a consistent basis which shall contain particulars of all monies, goods or effects belonging to or owing to or by the Company, or paid, received, sold or purchased in the course of the Business, and all of such other transactions, matters and things relating to the business of the Company as are usually entered in books of accounts kept by persons engaged in a business of a like kind and character and in accordance with the terms of this Agreement;

                  F. Subject to the limitations set forth in this Agreement, enter into such agreements, contracts, documents, and instruments as may be necessary, incidental or appropriate to carry out the purposes and Business of the Corporation, perform such acts with respect to and carry out the responsibilities of the Corporation under all such agreements, contracts, documents and instruments;

                  G. Prepare and file all necessary reports, statements, tax returns and other documents with local, state, federal or foreign agencies or departments in connection with the Business, including but not limited to quarterly and annual audited financial statements, all prepared in accordance with generally accepted accounting principles;

                  H. Procure and maintain, at the expense of the Corporation, insurance policies covering the Leased Premises and the operations of the Corporation;

                  I. Employ, retain and enter into business relationships with, on behalf of the Corporation, accountants, attorneys and other professionals and consultants necessary or appropriate to carry out the Business;

                  J. Comply with all laws, ordinances, orders, rules, regulations and other requirements of all federal, state, local, provincial, territorial and foreign governments, courts, departments, commissions, boards and officers;

                  K. To the extent that funds of the Corporation are available from time to time, pay all current debts and other obligations of the Corporation, including all fees and expenses incurred in the organization of the Corporation, and to invest funds as temporarily are not required for Corporation purposes in any short-term, highly liquid investments with appropriate safety of principal;

                  L. Make, execute and deliver, on behalf of the Corporation, any promissory note, mortgage, deed of trust, security agreement, guarantee, indemnity bond, surety bond, accommodation paper or other instrument to evidence any debt or obligation, and/or renewal or extension of any of the foregoing,;

                  M. Obtain and maintain in the name of the Corporation, as may be required by applicable law, such licenses, permits and other governmental authorizations as are necessary for the lawful conduct of the Corporation's business;

                  N. Establish any reserves deemed necessary or advisable;

                  O. Make ministerial amendments, including any amendments to cure any ambiguity or correct or supplement an inconsistent provision of the Agreement, to make any amendments required in connection with any filing or otherwise required by any state securities laws or regulations, to make any amendments deemed appropriate to add to the Board's duties or responsibilities, and to make any further amendments to this Agreement which are approved by the Stockholders;

                  P. Appoint one or more Officers with such authority, powers and duties as the Board shall determine, and remove and replace any of such Officers;

                  Q. Determine the individual compensation of each individual Officer; and

                  R. All other actions deemed necessary to carry out its duties subject to Section 3 hereof.

         2. DELEGATION OF POWERS. The Board may delegate its authority and powers, but not its responsibilities, to the Officers, to employees or affiliates of any Stockholder, or to any other Person.

         3. ACTIONS REQUIRING SPECIFIC BOARD APPROVAL. Notwithstanding anything in this Agreement to the contrary, no action shall be taken, sum expended, decision made or obligation incurred with respect to a matter within the scope of any of the major decisions enumerated below (the "Major Decisions"), unless such Major Decision has been specifically and formally approved by the Board. The Major Decisions are:

                  A. approving the Corporation's budgets, including but not limited to determining the compensation of the Officers as a group, which shall be prepared by and submitted to the Board for approval by December 1 of each year;

                  B. selling, exchanging, assigning, leasing, mortgaging, pledging or otherwise transferring, encumbering or disposing of any property of the Corporation with an aggregate value in excess of $100,000 other than in the ordinary course of business;

                  C. purchasing or leasing any real property, or purchasing or leasing any personal property involving a purchase price or aggregate lease payments in excess of $100,000, unless previously approved as part of a budget;

                  D. borrowing money or incurring or refinancing indebtedness in the name of the Corporation or guaranteeing the obligations of another party in an aggregate amount in excess of $100,000 other than in the ordinary course of business or otherwise provided under this Agreement;

                  E. lending money or extending credit to anyone other than in the ordinary course of business;

                  F. approving the terms of any employment agreement to be entered into with an Officer (other than annual compensation) and modifications or amendments thereto (except as to the matter of annual compensation);

                  G. Determining whether a capital call as contemplated in
Article V, Section 2 (a "Capital Call") is to be made and the amount of any Capital Call made.

                  H. issuing or assigning any Common Stock or permitting the transfer of any Common Stock in the Corporation except in accordance with the terms of this Agreement;

                  I. reorganizing the Corporation or causing the Corporation to merge or consolidate with or into another Entity or acquiring another Entity or substantially all the assets of another Entity;

                  J. except as provided in General Corporation Law, dissolving or liquidating the Corporation;

                  K. materially modifying, changing or amending this Agreement or any agreement or arrangement which is the subject of the matters referred to in this Section; and

                  L. declaring and paying dividends on outstanding shares as further set forth in the By-Laws.

         4. Deadlock and Deadlock Resolution.

                  A. If a "Deadlock" occurs, i.e. the Board is unable to approve a Major Decision, then any director may give to the others a "notice of deadlock". If the Major Decision is not approved within ten (10) days after such notice is given, a "Deadlock" shall be deemed to exist. Upon a Deadlock, the directors who favored approval of the Major Decision may withdraw the request for approval and the Deadlock shall no longer exist.

         If the request for approval of the Major Decision is not withdrawn, then, unless the Major Decision as to which the Deadlock occurred involved a Capital Call that BYL did not approve and, which, therefore, results in an obligation on the part of the other Stockholder(s) to purchase the Common Stock owned by BYL pursuant to the provisions of Article IV, Section 3, the Stockholder(s) agree to submit the issue to mediation by an independent mediator approved by the Stockholder(s). If the Stockholder(s) are unable to approve a mediator, then the Board shall appoint the mediator. All Stockholder(s) agree to use their good faith best efforts to resolve the Deadlock during mediation.

                  B. If the Stockholders are unable to resolve the Deadlock within ten (10) days after the first meeting with the mediator, then at any time within thirty (30) days after the expiration of such ten (10) day period, any Stockholder(s) who approve the Major Decision at issue shall have the right to purchase all (but not less than all) of the Common Stock owned by the Stockholder(s) who do not approve the Major Decision (whether one or more the "Selling Stockholder") for a purchase price determined as set forth in Article IV, Section 4. The option shall be exercisable by the Stockholder(s) who approve the Major Decision in proportion to their respective Common Stock ownership percentages but they may make other arrangements among themselves as to the extent each will exercise the option. The option shall be exercised by giving the Selling Stockholder notice of exercise prior to the expiration of the option and the closing shall be held within sixty (60) days after the date of exercise on the date and at the time and place specified by the purchasers.

         At the closing, each Selling Stockholder shall assign and transfer to the purchasers good title to its Common Stock by delivering to the purchasers the certificates representing the Common Stock with duly executed blank stock powers for the transfer thereof attached. The purchase price shall be paid at closing in cash provided that upon such payment the Selling Stockholder shall pay in full all amounts then owing from such Stockholder(s) to the Corporation.

         If any Selling Stockholder fails or refuses to execute and deliver the Common Stock as set forth in the preceding paragraph, then such Selling Stockholder irrevocably appoints the Chairman of the Board as its attorney-in-fact to perform any action or execute any document required to be taken or executed by such Selling Stockholder pursuant to this Section.

         5. NEW ACTIVITIES OF THE CORPORATION. If the Corporation determines that it intends to enter into an activity ("New Activity") that has not been previously reviewed or approved for the Corporation by the Federal Reserve Bank ("FRB"), which review and approval is required due to BYL's Ownership Interest in the Corporation, the Corporation shall promptly give written notice of its intention to engage in such New Activity to BYL. Within ten days after receipt of the notice from the Corporation, BYL will give written notice to the Corporation stating why such New Activity may be inconsistent with the Bank Holding Act or 12 C.F.R. Sections 225.21-225.28. If after notice, the intention to engage in such New Activity is not thereafter withdrawn or reversed but instead the Corporation desires to engage in such New Activity, before engaging in such New Activity, the Corporation will so inform BYL that it intends to engage in such New Activity, and BYL shall inform the FRB of the intention of the Corporation to engage in such New Activity. The Corporation will not engage in such New Activity until the FRB has responded to BYL's notice. If the FRB has not responded within thirty
(30) days if the New Activity is listed in 12 C.F.R. 225.28(b) as having been deemed by the FRB to be a permissible non-bank activity, or after sixty (60) days if the New Activity is not listed in 12 C.F.R. 225.28(b), the Corporation may elect to proceed with the New Activity and BYL's Ownership Interest shall be purchased as set forth in Article IV, Section 3 of this Agreement, prior to the commencement of the New Activity. If an application is filed and the FRB does not subsequently approve such New Activity, and the Corporation still intends to engage in such New Activity, then BYL's Ownership Interest shall be purchased as set forth in Article IV, Section 3 of this Agreement, prior to the commencement of the New Activity.

                  ARTICLE IV - TRANSFERS AND PURCHASES OF STOCK

         1. RESTRICTIONS ON TRANSFER. In order to prevent unwanted Persons from becoming holders of Common Stock, the Transfer of Stock shall be restricted.

         Except as otherwise specifically permitted under this Agreement, without the prior written approval of the Stockholders who own seventy-five (75%) or more of the issued and outstanding Common Stock, no Stockholder may Transfer its Common Stock to any Person, voluntarily or involuntarily; however, the pledges by BYL of its Common Stock to the Company to secure the BYL Capital Note and by Funding to Third Party to secure any loans from Third Party to Funding are excluded from the foregoing restrictions.

         Any purported Transfer, no matter how effected, which does not comply with the terms, conditions and procedures of this Agreement shall be null and void and shall not result in a transfer of any interest in the Corporation. To the extent any such purported Transfer is determined by a court of competent jurisdiction to be legally effective, the Common Stock so transferred shall not have any voting rights whatsoever.

         Notwithstanding the foregoing or any other provision in this Agreement to the contrary, Funding shall be permitted to Transfer all or any part of its Common Stock to Third Party and any such Transfer shall not be subject to the right of first refusal provisions described in Article IV,
Section 2. In addition, a Stockholder may Transfer all but not less than all of its shares of Common Stock to any of its majority or wholly-owned subsidiaries or Affiliates. Additionally, Third Party may assign any or all of its rights to acquire shares of Funding's Common Stock to an Affiliate of Third Party.

         2. FIRST REFUSAL RIGHTS. If any Stockholder at any time receives and desires to accept a bonafide offer from an unaffiliated third party to purchase its Common Stock, such Stockholder shall give the other Stockholder(s) written notice of such fact and a copy of the offer. To be bonafide the offer must provide for consideration payable in full at closing in U.S. Dollars or in other consideration acceptable to the other Stockholder(s). The other Stockholder(s) shall have a first right of refusal to match such offer by giving the Stockholder who desires to sell notice of exercise of such right within thirty (30) days after such Stockholder(s) receive a copy of the offer. Such right is exercisable by the Stockholder(s) who hold the right pro rata in accordance with their respective Common Stock ownership percentages but they make other arrangements among themselves as to the extent, if at all, each will exercise the right.

         If the right is exercised, the purchase shall be closed within sixty
(60) days after the date of exercise on the date and at the time and place specified in the notice of exercise. At the closing the selling Stockholder shall transfer its Common Stock to the purchasing Stockholder(s) free and clear of all liens and encumbrances by delivering to the purchasers the certificates representing the Common Stock with duly executed blank stock powers for the transfer thereof attached. At the closing the purchasing Stockholder(s) shall pay the purchase price and the selling Stockholder shall pay in full any indebtedness owing from it to the Corporation, including, if BYL is the seller, the unpaid part, if any, of the BYL Capital Note.

         If the foregoing first right of refusal is not timely exercised, the Stockholder that received the unaffiliated third party offer may accept it and close the sale to the unaffiliated third party named in the offer within sixty (60) days after the expiration of the 30-day first refusal period for the purchase price specified in the original offer, payable in full in cash or such other consideration acceptable to the Stockholder(s) at the closing. If such sale is not closed within such 60-day period, the right of refusal in favor of the other Stockholder(s) pursuant to this Section shall again become effective.

         Notwithstanding the foregoing, in no event shall BYL accept an unaffiliated third party offer for the purchase of its Common Stock from, or sell its Common Stock to, any Person without the prior written consent of the other Stockholder(s) if such sale (i) could adversely affect the Corporation with respect to its SBA Accreditation, Participating Lender or PLP status; and (ii) have a substantial negative effect on the Corporation's profitability, in either case, as reasonably determined in either case by the Corporation, which shall promptly give notice of its determination to BYL.

3.       REQUIREMENT TO PURCHASE BYL'S OWNERSHIP INTEREST.

                  A. If a Capital Call or other Major Decision will have a material adverse effect (either economic or regulatory) on BYL, its investment in the Corporation, or the Corporation decides to enter into New Activity not previously approved by the FRB for the Corporation as provided in Article III, Section 5 of this Agreement, BYL shall promptly give written notice to the Corporation and the other Stockholder(s) of such fact and an explanation of the material adverse effect that will result. If the Capital Call, other Major Decision or New Activity is not thereafter withdrawn or reversed but instead is intended to be carried out, or at any time a statute, regulation, or regulatory decision applicable to BYL materially criticizes, or results in a material criticism of BYL's ownership interest in the Corporation, with such criticism resulting in a requirement for BYL to significantly increase BYL's reserves in order to support BYL's investment in the Corporation, significantly increase BYL's capital in order to support BYL's investment in the Corporation, or otherwise significantly reduces the value of BYL's investment in the Corporation, as reasonably determined by BYL after discussion with the Corporation and the other Stockholder(s) (in each case, a "Regulatory Impairment") then, the Stockholder(s) other than BYL shall be required to purchase all of BYL's ownership interest for a purchase price equal to the fair market value of BYL's ownership interest, which shall be determined in the same manner as provided in Article IV, Section 4, except that the valuation date shall be the first day of the month in which it is determined that the purchase will be required. The purchase obligation shall be borne by the purchasing Stockholder(s) (or their respective designees) in proportion to their respective Common Stock ownership percentages unless they otherwise agree among themselves. BYL shall provide immediate written notice to the Corporation of any anticipated Regulatory Impairment.

                  B. The closing of the purchase shall occur no later than sixty (60) days after notice has been given pursuant to Section 3.A hereof, in the case of a Regulatory Impairment, after BYL, acting in good faith, gives the Corporation a demand of purchase, on the date and at the time and place specified by the purchasing Stockholder(s). At the closing, BYL shall transfer and assign to the purchasers good title to its Common Stock free and clear of all liens and encumbrances by delivering to the purchasers the certificates representing the Common Stock with duly executed blank stock powers for the transfer thereof attached. At the closing, the purchase price shall be paid and simultaneously BYL shall pay in full all amounts owed by BYL to the Corporation, including any unpaid balance of the BYL Capital Note.

         4. OPTION TO PURCHASE BYL'S OWNERSHIP INTEREST. If at any time a statute, regulation, or regulatory decision that affects the Corporation arises directly from BYL's ownership interest in the Corporation and the effect of such statute, regulation or decision on the Corporation will or is likely to, in the reasonable judgment of a Majority in Interest of the Stockholder(s) other than BYL, significantly impair the Corporation's operations or profitability or otherwise materially adversely affect the Corporation, the Stockholder(s) other than BYL (or their respective designees) may purchase any or all of BYL's Common Stock pro rata in accordance with the number of shares of Common Stock held by each, but they may make other arrangements among themselves as to the portion of BYL's Common Stock to be purchased by each. The option shall be exercised by giving BYL written notice of exercise. If the option is exercised, the purchase price for the shares of BYL's Common Stock being purchased shall be their fair market value based upon the value of the Corporation as of the exercise date. The value of the Corporation shall be determined by an investment bank or other qualified third party (an "Evaluator"). A Majority in Interest of the Stockholder(s) shall approve the Evaluator, but if the Stockholders do not approve of the Evaluator, the Corporation shall select a qualified Evaluator who shall then promptly determine the value of the Corporation. BYL may either accept such value or, alternatively, it may select another qualified Evaluator who shall determine the value of the Corporation as of the date the option was exercised. If a second Evaluator is selected, the value of the Corporation for the purposes of determining the purchase price for the shares of BYL's Common Stock being purchased shall be the average of the two valuations. The cost of the first valuation shall be borne by the Corporation and the cost of BYL's evaluator, if selected by it, shall be borne by BYL. Such valuation(s) shall give due consideration to the potential loss of SBA Accreditation and/or Participating Lender or PLP status by the Corporation as a result of BYL's sale of Common Stock. The per share value of the Common Stock shall be determined by dividing the value of the Corporation, determined in accordance with the foregoing provisions, by the total number of shares of Common Stock then issued and outstanding. The purchase price for the shares being purchased shall be the number of such shares times the per share value. The purchase price shall be paid at closing and simultaneously BYL will pay in full all amounts owing from it to the Corporation, including the unpaid balance, if any, of the BYL Capital Note.

         The closing shall occur within sixty (60) days after the option is exercised on the date and at the time and place specified by the purchasers. At closing, BYL shall transfer and assign to the purchasers good title to the purchased shares, free and clear of all liens and encumbrances, by delivering to the purchasers the stock certificates for the shares of Common Stock being purchased with duly executed blank stock powers attached. If BYL fails or refuses to execute or deliver the required documents at closing, then BYL irrevocably appoints the Chairman of the Board as its attorney-in-fact to perform any action or execute any document required to be taken or executed by BYL pursuant to this Section.

         5. BANKRUPTCY OR INSOLVENCY OF A STOCKHOLDER; PURCHASE OPTION. If a Stockholder becomes a Bankrupt Stockholder, the remaining Stockholder(s) (whether one or more, the "Remaining Stockholder") shall have the exclusive right and option, to be exercised in a writing delivered to the Bankrupt Stockholder, for a period of sixty (60) days after the Remaining Stockholder has received written notice from the Bankrupt Stockholder of the occurrence of any Event of Bankruptcy (which notice shall be delivered within three (3) Business Days after such occurrence), to purchase all of the Common Stock of the Bankrupt Stockholder at a purchase price determined in accordance with subsection C. of this Section.

                  A. The Bankrupt Stockholder (or its legal representative) whose Common Stock is to be purchased by the Remaining Stockholder pursuant to this Section shall, within ten (10) days after receipt of notice from the Remaining Stockholder of its intent to purchase the Common Stock of the Bankrupt Stockholder, execute and deliver such stock certificates and stock powers and other instruments as shall reasonably be requested by such Remaining Stockholder to effect the transfer of such Common Stock of the Bankrupt Stockholder, and shall, to the extent requested by the Remaining Stockholder, cooperate to effect a smooth and efficient continuation of the Corporation affairs. If the Bankrupt Stockholder disputes the right of the Remaining Stockholder to purchase the Bankrupt Stockholder's Common Stock, such Bankrupt Stockholder shall nevertheless execute instruments and cooperate with the Remaining Stockholder pursuant to the immediately preceding sentence, without, however, being deemed to have waived his or its rights to damages if the Remaining Stockholder shall have purchased the Common Stock of the Bankrupt Stockholder under this Section without having the right to do so. The Bankrupt Stockholder shall indemnify and hold the Remaining Stockholder harmless from and against all loss, liability, cost or expense (including reasonable attorneys' fees) suffered or incurred by the Remaining Stockholder if the Bankrupt Stockholder shall fail to properly execute instruments and cooperate with the Remaining Stockholder pursuant to, or shall otherwise fail to perform any of its obligations under the provisions of this Section.

                  B. Upon compliance by the Bankrupt Stockholder with the provisions of subsection A., the Remaining Stockholder who purchases the Common Stock of the Bankrupt Stockholder shall pay to such Bankrupt Stockholder the "Fair Value" thereof (such value to be determined as of the date the Remaining Stockholder serves notice on the Bankrupt Stockholder of its exercise of its right to purchase the Bankrupt Stockholder's Common Stock) within thirty (30) days after the "Fair Value" is determined. The Fair Value of the Bankrupt Stockholder's Common Stock shall be determined pursuant to subsection C. below.

                  C. The Fair Value of the Bankrupt Stockholder's Common Stock shall be determined by first determining the "Fair Value" of the Corporation. The "Fair Value" of the Corporation shall be determined by the average of the valuations of two (2) independent Evaluators, the first of which shall be chosen by the Corporation and the second by the bankruptcy trustee or other Person having the legal authority to act for the Bankrupt Stockholder. The Bankrupt Stockholder may waive its right to appoint an Evaluator. The expense of such valuations shall be borne equally by the Corporation and the bankruptcy estate of the Bankrupt Stockholder.

         The purchase price of Bankrupt Stockholder's Common Stock shall be its "Fair Value," which shall be an amount equal to the "Fair Value" of the Corporation, determined as provided in the preceding paragraph, times the quotient of the number of shares of Common Stock held by the Bankrupt Stockholder divided by the number of shares of Common Stock then issued and outstanding. The purchase price for the Bankrupt Stockholder's Common Stock shall be paid at the closing, conditioned upon the simultaneous payment in full of all amounts owing from the Bankrupt Stockholder and/or its estate in bankruptcy to the Corporation.

         6. GO ALONG OR PURCHASE. Notwithstanding any of the provisions of this Article IV, if at any time a Stockholder or Stockholders who constitute a Majority in Interest receive from a third party a bona fide written offer for the purchase of (i) seventy percent (70%) or more of the Common Stock, or
(ii) substantially all of the fixed and operating assets of the Corporation (in either case, an "Offer,") that such Stockholder(s) desires to accept, such Stockholder(s) shall provide to the other Stockholders a copy of the Offer and a notice that the Stockholder(s) desires to accept the Offer. Within twenty (20) days after the notice and copy of the Offer are given to the other Stockholders, each of them shall give the Stockholder(s) who gave the notice and the other Stockholders written notice of acceptance or rejection of the Offer. The failure by any Stockholder to timely give such written notice shall constitute acceptance of the Offer.

                  A. ACCEPTANCE OF OFFER; OFFER PRICE VALUATION. If the Offer is accepted or deemed accepted by all Stockholders, each shall execute such agreement of sale and other documents pertaining to the asset sale or sale of the Common Stock as the purchaser may require to consummate the purchase in accordance with the terms of the Offer. Such instruments may contain customary stockholder warranties and representations, including financial representations.

                  B. ACCEPTANCE OF OFFER; APPRAISAL VALUATION. If the other Stockholders do not reject the Offer pursuant to Section 6.C. herein and do not accept the Offer pursuant to Section 6.A herein due to a disagreement in the Offer price, then the Corporation shall promptly select and engage a firm of certified public accountants or licensed investment bankers who are experienced in the valuation of companies similar to the Corporation to prepare an appraisal of the Offer price. Such firm (the "First Appraiser") shall promptly undertake and complete its appraisal and provide a copy of such appraisal to the Corporation and the Stockholders within forty-five (45) days after its engagement. Within ten (10) days after its receipt of the First Appraisal, the other Stockholder shall send written notice to the Corporation and the selling Stockholder as to whether it agrees or disagrees with the value set forth in the First Appraisal. If the other Stockholder sends notice that it agrees with the value set forth in the First Appraisal or if the other Stockholder fails to timely provide the notice required by the preceding sentence, then such value shall be the Appraisal price. If the other Stockholder timely sends notice that it disagrees with the First Appraisal, then the other Stockholder may engage another firm of certified public accountants or licensed investment bankers who are experienced in the valuation of companies similar to the Corporation as its appraiser (the "Second Appraiser") by giving the Corporation and the Stockholders written notice naming the Second Appraiser within twenty (20) days after the other Stockholder's receipt of the First Appraisal. The Second Appraiser shall promptly undertake and complete its appraisal of the value and deliver copies thereof to the Corporation and the Stockholders within forty-five (45) days after the other Stockholder's notice of its engagement of the Second Appraiser. In the event that the Second Appraisal is performed, then the average of the First Appraisal and the Second Appraisal shall be the Appraisal price. The Corporation shall pay the fees and charges of the First Appraiser and the other Stockholder shall pay the fees and charges of the Second Appraiser.

                  All Stockholders shall execute such agreement of sale and other documents pertaining to the asset sale or sale of the Common Stock as the purchaser may require to consummate the purchase in accordance with the terms of the Offer. Such instruments may contain customary stockholder warranties and representations, including financial representations. The difference between the Offer price and the Appraisal price shall be paid from the selling Stockholder to the other Stockholder.

                  C. REJECTION OF OFFER AND PURCHASE. If any Stockholder(s) rejects the Offer and does not exercise its rights under Section 6.B., such rejection shall constitute an irrevocable offer by such Stockholder(s) for a period of sixty (60) days to purchase the Common Stock of the Stockholder(s) who gave the notice and that of each other Stockholder who gave notice of its desire to accept the Offer for (i) in the case of a stock sale, the price per share for the Common Stock specified in the Offer or (ii) in the case of an asset sale, the amount the Stockholder(s) who gave the notice and each other Stockholder desiring to accept the Offer would receive upon dissolution of the Corporation, as determined by an independent Evaluator selected by the Corporation, if the asset sale contemplated in the Offer were consummated in accordance with the Offer and the Corporation was thereafter dissolved. To be effective, the Stockholder(s) making such offer to the Stockholders who desire to sell shall immediately post with a licensed attorney or escrow agent acceptable to the Corporation, a good faith deposit of not less than five percent (5%) of the estimated purchase price payable to the Stockholders desiring to sell. Any Stockholder who desires to accept such deemed offer may do so by tendering to any of the Stockholders who made such offer within such sixty (60) day period the certificates representing the accepting Stockholder's Common Stock, with duly signed blank stock power(s) attached.

         If the Stockholder(s) making the deemed purchase offer pursuant to the provisions of the preceding paragraph fails or refuses to consummate the purchase of all of the Common Stock of all Stockholders who timely tender their Common Stock for purchase in accordance with the provisions of the preceding paragraph, the good faith deposit shall be forfeited to the Stockholders who accepted the offer, pro rata in accordance with the number of shares of

Common Stock owned by each, and the defaulting Stockholder(s) shall be jointly and severally liable to each Stockholder as to which such default occurred for all damages, loss and expense suffered or incurred by such Stockholders resulting from or arising out of such default. Further, for a period of one year after any such default occurs, the defaulting Stockholder(s) shall not have the right to reject any subsequent offer submitted to the Stockholders for acceptance or rejection.

                    ARTICLE V - CAPITAL CONTRIBUTIONS; LOANS

         1. INITIAL CAPITAL CONTRIBUTIONS. On the Commencement Date, Funding twill contribute to the capital of the Corporation in cash the sum of $7,481,250, thereby funding the remainder of its initial capital contribution of $7,500,000. At such time, if ever, as BYL becomes entitled to vote its Common Stock pursuant to Article IV of the Governing Agreement, BYL will on that date execute and deliver to the Corporation its promissory note in the principal sum of $2,493,750, payable to the Corporation, in the form attached to the Governing Agreement as EXHIBIT B (the "BYL Capital Note") thereby obligating itself to fund the remainder of its initial capital contribution of $2,500,000. No additional Common Stock will be issued to Funding or BYL on account of such contributions.

         2. ADDITIONAL CAPITAL CONTRIBUTIONS. The Corporation, from time to time, may call on the Stockholders to make additional contributions to the capital of the Corporation (i) for capital needed due to insufficient earnings or inadequate credit performance (an "Earnings Call"), or (ii) for funds required for the expansion by the Corporation of its business (to include entering new markets, offering new products, making acquisitions, and any other activities) (an "Expansion Call"). In either of such circumstances, the Corporation shall make the capital call by giving written notice to the Stockholders stating the purpose of the call, the amount of capital required by the Corporation and the amount to be contributed by each, and, if additional shares are to be issued in connection with the Capital Call, the number of shares of Common Stock to be purchased by each. All such capital contributions shall be made by the Stockholders pro rata in accordance with their respective Common Stock ownership percentages. In the case of an Expansion Call, the call is subject to the approval of the Stockholders who own seventy-five percent (75%) or more of the Common Stock. Within fifteen
(15) days after a Capital Call is made, each of the Stockholders shall contribute to the Corporation in cash its pro rata share of the amount specified in the notice of the Capital Call.

         3. DEFAULT, DILUTION, ETC. If a Stockholder defaults in its obligations to make its capital contributions specified in Section 1 or the Corporation makes a Capital Call pursuant to Section 2 and any Stockholder fails to timely make the capital contribution required of it, the Corporation shall immediately give all Stockholders notice of such fact. Within ten (10) days after such notice is given, any one or more of the Stockholders who did not default in making its required additional capital contribution, if any (whether one or more, the "Nondefaulting Stockholder"), may, at their option, pay to the Corporation an amount equal to the additional capital contribution that the defaulting Stockholder(s) (whether one or more, the "Defaulting Stockholder") failed to make (the "Defaulted Amount"). Such right is exercisable by the Nondefaulting Stockholder in proportion to their respective Common Stock ownership percentages, but they may make other agreements among themselves as to the portion of the Default Amount to be paid by each. If the Nondefaulting Stockholder pays to the Corporation the Defaulted Amount (such Stockholder or Stockholders, whether one or more, being the "Contributing Stockholder"), such amount shall be treated as an additional capital contribution by the Contributing Stockholder, in which case the Common Stock ownership percentage(s) of the Defaulting Stockholder shall be diluted in accordance with the dilution formula specified below. Effective as of the date the contribution of the Defaulted Amount is made, the Common Stock owned by the Defaulting Stockholder (as a group) immediately prior to dilution shall be decreased to the percentage that the total capital contributions made by the Defaulting Stockholder from the inception of the Corporation is of the total capital contributions made by all Stockholders from such inception, after including all payments of Defaulted Amounts which are treated as additional capital contributions under this Section at (i) one hundred percent (100%) of the Defaulted Amounts in the case of defaults in making capital contributions required on account of Expansion Calls, and (ii) two hundred percent (200%) of such Defaulted Amounts in the case of defaults in making capital contributions required pursuant to Earnings Calls. However, in the event that a Defaulting Stockholder fails to make a capital contribution for an Earnings Call solely because of a regulatory restriction, the ownership interest shall only be decreased by one hundred percent (100%) of the Defaulted Amounts. Upon dilution, the Common Stock owned by the Contributing Stockholder shall be increased by the difference between the aggregate Common Stock owned by the Defaulting Stockholder immediately prior to the dilution and the Common Stock owned by the Defaulting Stockholder immediately after such dilution. Where the Defaulting Stockholder is comprised of more than one Stockholder, such dilution shall be borne by such Stockholders in proportion to their respective Common Stock ownership percentages immediately prior to the dilution. If the Contributing Stockholder is comprised of more than one Stockholder, then the dilution in Common Stock borne by the Defaulting Stockholder shall inure to the benefit of the Contributing Stockholder in proportion to the part of the Defaulted Amount paid by each. If the Nondefaulting Stockholder(s) do not elect to pay the Defaulted Amount, one or more of the Nondefaulting Stockholder(s) may exercise the buyout right set out in Article V, Section 4.

         4. BUYOUT RIGHT. In lieu of funding the Defaulted Amount of a Defaulting Stockholder, the Nondefaulting Stockholder shall have the right to purchase the Defaulting Stockholder's Common Stock. Such right shall be exercised by the Nondefaulting Stockholder giving the Defaulting Stockholder notice of exercise within the ten (10) day period specified in Section 3. Such right is exercisable by the Nondefaulting Stockholder in proportion to their respective Common Stock ownership percentages but they may make other arrangements among themselves as to the extent to which each will exercise the purchase right. If the purchase right is exercised, the purchase price for the Defaulting Stockholder's shares shall be its "fair market value," determined in the same manner and utilizing the same procedures as provided in Article IV, Section 4.

         The closing of the purchase shall occur within thirty (30) days after the buyout right is exercised on the date specified by the Nondefaulting Stockholder who exercise the purchase right (whether one or more, the "Purchasing Stockholder"). At the closing, the Defaulting Stockholder shall transfer all of its shares of Common Stock to the Purchasing Stockholder free and clear of all liens and encumbrances by delivering to the Purchasing Stockholder the certificates representing such shares with duly executed blank stock powers for the transfer thereof attached. The purchase price for the Defaulting Stockholder's shares shall be paid in full at the closing, and simultaneously all indebtedness owing from the Defaulting Stockholder to the Corporation shall be paid in full. If the Defaulting Stockholder fails or refuses to execute and deliver the certificates for Common Stock and stock powers, the Defaulting Stockholder hereby irrevocably appoints each Purchasing Stockholder as its attorney-in-fact to execute and deliver such stock powers and the Corporation is authorized to cancel the certificates representing the Common Stock formerly owned by the Defaulting Stockholder. The foregoing power of attorney, being coupled with an interest, is irrevocable.

         5. RETURN OF CAPITAL CONTRIBUTION. If a Capital Call is made pursuant to Section 2 and any Stockholder becomes a Defaulting Stockholder and the Nondefaulting Stockholder does not elect to fund the Defaulted Amounts or exercise their Buyout Rights pursuant to Section 4, then, within the ten (10) day period specified in Section 3, the (or any) Nondefaulting Stockholder may instead demand that the Corporation return to it the capital contribution it made. If any Common Stock was issued with respect to a contribution that is returned, such shares shall be surrendered to the Corporation when the contribution is returned.

         6. LOANS IN LIEU OF ADDITIONAL CAPITAL CONTRIBUTIONS. Notwithstanding the provisions of Section 2 hereof, in the event that an operating deficit or other circumstance occurs in which a Capital Call could be made, the Corporation, instead of making a Capital Call to fund the same, may, in any given instance, at its option, make or obtain from one or more Stockholders, a financial institution or other sources one or more loans to the Corporation to fund all or a part of the cash needed. Any such loan shall bear interest at such rate, be secured in such manner and be repayable on such terms as the Corporation may determine.

         7. ADDITIONAL FUNDING; LOANS. It is anticipated that the Corporation shall obtain loans from one or more third party institutional lenders to fund the Corporation's growth and expansion of the Loan Programs. Such loans are anticipated to be secured by the assets of the Corporation, to be nonrecourse to the Stockholders, and otherwise subject to such terms and conditions as shall be approved by Stockholders who hold seventy-five percent (75%) or more of the issued and outstanding Common Stock. Notwithstanding the foregoing, the Stockholders and their non-bank Affiliates shall have a right, pro rata, to provide any such secured loans to the Corporation, so long as the economic terms of such loan are no less favorable to the Corporation with respect to interest, amortization, maturity date, loan covenants, expenses, recourse and other terms than the Corporation could reasonably obtain from a third party lender which is not affiliated with any of the Stockholders.

                           ARTICLE VI - OTHER MATTERS

         1. TERM OF AGREEMENT. This Agreement shall continue in full force and effect for so long as any of the persons named herein remains a holder of Common Stock.

         2. ENDORSEMENT ON COMMON STOCK CERTIFICATES. Each certificate representing shares of Common Stock now or hereafter issued to any Stockholder or to any transferee of a Stockholder shall be inscribed with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND, EXCEPT AS PERMITTED UNDER THE STOCKHOLDERS' AGREEMENT IDENTIFIED BELOW, MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION STATING WITHOUT RESERVATION THAT SUCH REGISTRATION IS NOT REQUIRED. THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS FURTHER RESTRICTED UNDER THE TERMS OF A STOCKHOLDERS' AGREEMENT DATED AS OF ____________, 2000 AMONG THE CORPORATION AND THE STOCKHOLDERS OF THE CORPORATION, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION."

         3. TRANSFERRED AND ADDITIONAL COMMON STOCK. Any Common Stock hereafter sold or transferred pursuant to or in violation of this Agreement or issued subsequent to the date hereof pursuant to any option or otherwise shall be and remain subject to, regulated and restricted by this Agreement. Any persons who hereafter acquire any Common Stock shall, at the time of such acquisition, agree in writing to be bound by the terms of this Agreement and shall be included in the term "Stockholder" as used herein, and all common stock of the Corporation owned by such persons shall be included in the term "Common Stock" as used herein.

         4. EQUITABLE REMEDIES. The parties hereto agree and expressly recognize that remedies at law for breach of any of the provisions of this Agreement are inadequate and, accordingly, each shall be entitled, in addition to any other remedy to which he may be entitled, to temporary or permanent injunctive and other relief, including specific performance, without the necessity of proving irreparable damage.

         5. NOTICES. All notices, demands, requests or other communications required or permitted to be given by any of the provisions of this Agreement must be in writing and shall be deemed to have been sufficiently given only when either delivered personally or when sent prepaid by commercial courier such as Federal Express or by certified mail, return receipt requested, postage prepaid, and addressed to the respective parties hereto at the following addresses:

                  A.       If to a Stockholder, at the
                           last address furnished by
                           it to the Corporation in writing
                           in the manner specified above.


                  B.       If to the Corporation, at:

                           Brian H. Fluck, President
                           26137 La Paz Road, Suite 102
                           Mission Viejo, California 92691

                           with a copy to:

                           Richard D. Davidson, Esquire
                           Lowndes, Drosdick, Doster,
                            Kantor & Reed, P.A.
                           215 N. Eola Drive
                           P.O. Box 2809
                           Orlando, Florida 32802-2809

                  C.       If to Funding, at:

                           c/o Kevin B. Habicht
                           450 South Orange Avenue, Suite 900
                           Orlando, Florida 32801

or to any other address designated by and for any party hereto by written notice similarly given, and shall be deemed to have been given upon actual receipt thereof if personally delivered or sent by commercial courier and upon the date indicated on the return receipt as having been received if mailed. If more than one person is entitled to receive a specific notice, demand or request, the same shall be deemed to have been given when delivered to all of the persons entitled to receive the same.

         6. WAIVER, MODIFICATION AND AMENDMENT. Except as otherwise provided herein, no delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. No waiver, modification, or amendment of this Agreement or any provision hereof shall be enforceable against any party hereto unless in writing, signed by the party against whom such waiver, modification or amendment is claimed, and with regard to any waiver, shall be limited solely to the one event.

         7. PARTIES IN INTEREST. This Agreement is not assignable without the prior written consent of all the parties hereto. This Agreement shall inure to and be binding on the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

         8. CUMULATIVE REMEDIES. The rights, remedies and benefits herein expressly specified are cumulative and not exclusive of any rights, remedies, or benefits which the parties hereto may otherwise have.

         9. INTEGRATION; CONTROLLING INSTRUMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter stated herein. All prior agreements among any of the Stockholders of the Corporation pertaining to its capital stock or governance are superseded by this Agreement. Further, if and to the extent that any provision or provisions of the Governing Agreement or the Bylaws of CCF vary from, are inconsistent with or conflict with any provision(s) of this Agreement, the provision(s) of this Agreement shall be controlling.

         10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of Florida.

         11. JURISDICTION AND VENUE. Jurisdiction of and venue for any action or proceeding arising out of or connected with this Agreement shall lie exclusively in the state courts of competent jurisdiction of the Ninth Judicial Circuit, in and for Orange County, Florida. Each Stockholder expressly waives all other jurisdiction and venue and agrees that he shall be subject personally to the jurisdiction of the agreed-upon court(s).

         12. ATTORNEY FEES. In the event any party to this Agreement institutes litigation concerning this Agreement against any other party or parties to this Agreement, the prevailing party or parties in such litigation shall be entitled to be reimbursed by the nonprevailing party or parties for all reasonable attorneys fees incurred by the prevailing party or parties at all levels of proceedings.

         13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original document.

         14. MISCELLANEOUS. Notwithstanding anything provided in this Agreement, the execution, delivery and performance of the following documents and agreements shall not constitute a breach or default under this Agreement:

                  A. Asset Funding and Servicing Agreement among CNL Commercial Mortgage Funding, Inc., as Borrower, CNL Commercial Finance, Inc., as Servicer, Variable Funding Capital Corporation, as Lender, and First Union Securities, Inc., as Deal Agent, and others, and any documents or agreements, executed or delivered pursuant thereto.

                  B. Variable Funding Note from CNL Commercial Mortgage Funding, Inc., to Variable Funding Capital Corporation in a maximum principal amount of one hundred fifty million and no/100 dollars ($150,000,000.00).

                  C. Sale Agreement among CNL Commercial Finance, Inc., as Seller, and CNL Commercial Mortgage Funding, Inc., as Buyer, and any documents, executed or delivered pursuant thereto.

                  D. Limited Guaranty by CNL Commercial Finance, Inc. to Variable Funding Capital Corporation.

                  E. Hedging Agreement executed in connection with the above referenced agreements, and any documents or agreements, executed or delivered pursuant thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Stockholders' Agreement to be executed on the day and year first above written.

                      CNL COMMERCIAL FUNDING, LP,
                      a Delaware limited partnership

                      By:      CNL Commercial, Inc., its General Partner


                               By: K.B. Habicht
                                  --------------------------------------

                               Name: Kevin B. Habicht
                                    ------------------------------------

                               Its: Senior Vice President
                                   -------------------------------------


                      BYL BANCORP, a California corporation


                      By:      /s/ Robert Ucciferri
                         -----------------------------------------------
                      Name:    Robert Ucciferri
                           ---------------------------------------------

                      Its:     President and Chief Executive Officer
                          ----------------------------------------------


                      CNL COMMERCIAL FINANCE, INC.,
                      a Delaware corporation


                      By:_______________________________________________

                      Name:_____________________________________________

                      Its:______________________________________________

                                    EXHIBIT A

                                IRREVOCABLE PROXY

         The undersigned, as holder of shares of common stock of CNL COMMERCIAL FINANCE, INC., a Delaware corporation (the "Corporation"), par value $1.00 per share (hereinafter, together with any other shares of such common stock hereafter owned by the undersigned, referred to as the "Shares"), hereby irrevocably constitutes and appoints James M. Seneff, Jr., Gary M. Ralston and Kevin B. Habicht, and each of them, as its true and lawful attorney for the undersigned and in the undersigned's name, place and stead, with the full power of substitution, as long as that certain Stockholders' Agreement of even date herewith by and between the undersigned and certain other stockholders of the Corporation (the "Stockholders' Agreement") is in effect, to vote as its proxy all of the Shares in accordance with the terms of the Stockholders' Agreement at any and all meetings, regular or special, of the shareholders of the Corporation, or any adjournments thereof, which may be held while the Stockholders' Agreement is in effect, giving and granting to James M. Seneff, Jr., Gary M. Ralston and Kevin B. Habicht, and each of them, all of the powers the undersigned would possess if personally present at any such meeting. The holders of this proxy may exercise their voting rights hereunder as to the Shares either jointly or singly in such manner as any of them deems appropriate, irrespective of the best interests of the undersigned and in no event shall any of them have any liability whatsoever to the undersigned (or anyone claiming by, through or under the undersigned) for any vote or action taken by any of them in the exercise of this proxy. The undersigned further agrees to indemnify the holders of this proxy with respect to the exercise of voting rights under the terms of this proxy against liability, loss, costs, damages, and expenses incurred by any of the holders of this proxy, whether as a direct result of the exercise of such rights or through being a party to any suit in law or equity, brought by or against any or all of the holders of this proxy, for any cause whatsoever.

         The undersigned revokes all proxies previously made by it.

         THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL AUTOMATICALLY REVOKED AT THE TIME, IF EVER, THAT BYL BANCORP BECOMES ENTITLED TO VOTE ITS STOCK PURSUANT TO ARTICLE IV OF THAT CERTAIN AGREEMENT PERTAINING TO THE OWNERSHIP AND OPERATION OF CNL COMMERCIAL FINANCE, LLC BY AND AMONG THE CORPORATION'S PREDECESSOR, CNL COMMERCIAL FINANCE, LLC, CNL COMMERCIAL FUNDING, LP AND THE UNDERSIGNED DATED JULY 12, 2000, AS AMENDED BY FIRST AMENDMENT DATED AUGUST 15, 2000.

         Dated August 15, 2000

                                   BYL BANCORP,
                                   a California corporation


                                   By: /s/ Robert Ucciferri
                                       --------------------
                                   Title: President and Chief Executive Officer
                                          -------------------------------------